EXHIBIT 4.2

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                              HARBIN ELECTRIC, INC.

                                   $50,000,000

                  GUARANTEED SENIOR SECURED FLOATING RATE NOTES

                         ------------------------------

                                    INDENTURE

                           Dated as of August 30, 2006

                         ------------------------------

                              THE BANK OF NEW YORK,
                         a New York banking corporation
                                   as Trustee


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                                TABLE OF CONTENTS
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ARTICLE I DEFINITIONS AND INCORPORATION BY REFERENCE....................................................1

         Section 1.01.     Definitions..................................................................1

         Section 1.02.     Other Definitions...........................................................23

         Section 1.03.     Rules of Construction.......................................................23

ARTICLE II THE NOTES...................................................................................24

         Section 2.01.     Form and Dating.............................................................24

         Section 2.02.     Execution and Authentication................................................25

         Section 2.03.     Registrar, Paying Agent and Calculation Agent...............................26

         Section 2.04.     Paying Agent to Hold Money in Trust.........................................26

         Section 2.05.     Holder Lists................................................................26

         Section 2.06.     Transfer and Exchange.......................................................26

         Section 2.07.     Replacement Notes...........................................................28

         Section 2.08.     Outstanding Notes...........................................................28

         Section 2.09.     Treasury Notes..............................................................28

         Section 2.10.     Temporary Notes.............................................................28

         Section 2.11.     Cancellation................................................................29

         Section 2.12.     Payment of Interest; Defaulted Interest.....................................29

         Section 2.13.     ISIN Numbers................................................................29

         Section 2.14.     Record Date.................................................................29

ARTICLE III REDEMPTION AND PREPAYMENT..................................................................29

         Section 3.01.     Notices to Trustee..........................................................29

         Section 3.02.     Selection of Notes to Be Redeemed...........................................30

         Section 3.03.     Notice of Redemption........................................................30

         Section 3.04.     Effect of Notice of Redemption..............................................31

         Section 3.05.     Deposit of Redemption Price.................................................31

         Section 3.06.     Notes Redeemed in Part......................................................31

         Section 3.07.     Optional Redemption.........................................................31

         Section 3.08.     Mandatory Redemption........................................................32

         Section 3.09.     Offer To Purchase...........................................................33

         Section 3.10.     Repurchase of Notes by the Company at the Option of the Holder..............35

         Section 3.11.     Effect of Repurchase Notice.................................................36

         Section 3.12.     Deposit of Repurchase Price.................................................36

         Section 3.13.     Notes Repurchased in Part...................................................36

         Section 3.14.     Repayment to the Company....................................................37
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                                TABLE OF CONTENTS
                                   (continued)

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ARTICLE IV COVENANTS...................................................................................37

         Section 4.01.     Payment of Notes............................................................37

         Section 4.02.     Maintenance of Office or Agency.............................................37

         Section 4.03.     Reports.....................................................................38

         Section 4.04.     Compliance Certificate......................................................38

         Section 4.05.     Taxes.......................................................................39

         Section 4.06.     Stay, Extension and Usury Laws..............................................39

         Section 4.07.     Corporate Existence.........................................................39

         Section 4.08.     Payments for Consent........................................................39

         Section 4.09.     Incurrence of Additional Debt...............................................39

         Section 4.10.     Limitation on Restricted Payments...........................................40

         Section 4.11.     Limitation on Liens.........................................................42

         Section 4.12.     Limitation on Asset Sales...................................................42

         Section 4.13.     Limitation on Restrictions on Distributions from Subsidiaries...............43

         Section 4.14.     Limitations on Transactions with Affiliates.................................44

         Section 4.15.     Limitation on Issuance or Sale of Capital Stock of Subsidiaries.............45

         Section 4.16.     Maintenance of Consolidated Tangible Net Worth..............................46

         Section 4.17.     Repurchase at the Option of Holders Upon a Change of Control................46

         Section 4.18.     Future Subsidiary Guarantors................................................46

         Section 4.19.     Limitation on Company's Business............................................46

         Section 4.20.     Engage Qualified Auditing Firm..............................................46

         Section 4.21.     Impairment of Security Interest.............................................47

         Section 4.22.     Amendments to Security Documents............................................47

         Section 4.23.     Use of Proceeds.............................................................47

         Section 4.24.     Maintenance of Insurance....................................................47

         Section 4.25.     Listing of the Company's Common Stock.......................................47

         Section 4.26.     Government Approvals and Licenses; Compliance with Law......................48

         Section 4.27.     Appointment of Senior Financial Officer.....................................48

         Section 4.28.     Minimum Fixed Charge Coverage Ratio.........................................48

         Section 4.29.     Notes to Rank Senior........................................................48

ARTICLE V SUCCESSORS...................................................................................48

         Section 5.01.     Merger, Consolidation and Sale of Assets....................................48

         Section 5.02.     Successor Corporation Substituted...........................................50
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                                TABLE OF CONTENTS
                                   (continued)

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ARTICLE VI DEFAULTS AND REMEDIES.......................................................................50

         Section 6.01.     Events of Default...........................................................50

         Section 6.02.     Acceleration................................................................52

         Section 6.03.     Other Remedies..............................................................52

         Section 6.04.     Waiver of Defaults..........................................................52

         Section 6.05.     Control by Majority.........................................................53

         Section 6.06.     Limitation on Suits.........................................................53

         Section 6.07.     Rights of Holders to Receive Payment........................................53

         Section 6.08.     Collection Suit by Trustee..................................................54

         Section 6.09.     Trustee May File Proofs of Claim............................................54

         Section 6.10.     Priorities..................................................................54

         Section 6.11.     Undertaking for Costs.......................................................55

ARTICLE VII TRUSTEE....................................................................................55

         Section 7.01.     Duties of Trustee...........................................................55

         Section 7.02.     Rights of Trustee...........................................................56

         Section 7.03.     Individual Rights of Trustee................................................57

         Section 7.04.     Trustee's Disclaimer........................................................57

         Section 7.05.     Notice of Defaults..........................................................57

         Section 7.06.     Reports by Trustee to Holders...............................................57

         Section 7.07.     Compensation and Indemnity..................................................58

         Section 7.08.     Replacement of Trustee......................................................58

         Section 7.09.     Successor Trustee by Merger, etc............................................59

         Section 7.10.     Eligibility; Disqualification...............................................59

ARTICLE VIII AMENDMENT, SUPPLEMENT AND WAIVER..........................................................60

         Section 8.01.     Without Consent of Holders of Notes.........................................60

         Section 8.02.     With Consent of Holders of Notes............................................60

         Section 8.03.     Revocation and Effect of Consents...........................................61

         Section 8.04.     Notation on or Exchange of Notes............................................62

         Section 8.05.     Trustee to Sign Amendments, etc.............................................62

ARTICLE IX GUARANTEES..................................................................................62

         Section 9.01.     Guarantee...................................................................62

         Section 9.02.     Limitation on Guarantor Liability...........................................63

         Section 9.03.     Execution and Delivery of Guarantee.........................................64

         Section 9.04.     Guarantors May Consolidate, etc., on Certain Terms..........................64

         Section 9.05.     Releases Following Merger, Consolidation or Sale of Assets, Etc.............65
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                                   (continued)

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ARTICLE X COLLATERAL AND SECURITY......................................................................65

         Section 10.01.    Security Documents..........................................................65

         Section 10.02.    Future Subsidiary Guarantor Pledgors........................................66

         Section 10.03.    Recording and Opinions......................................................67

         Section 10.04.    Release of Collateral.......................................................68

         Section 10.05.    Authorization of Actions to Be Taken by the Trustee Under the Security
                           Documents...................................................................69

         Section 10.06.    Authorization of Receipt of Funds by the Trustee Under the Security
                           Documents...................................................................68

         Section 10.07.    Termination of Security Interest............................................69

ARTICLE XI SATISFACTION AND DISCHARGE..................................................................69

         Section 11.01.    Satisfaction and Discharge..................................................69

         Section 11.02.    Deposited Cash and U.S. Government Securities to be Held in Trust; Other
                           Miscellaneous Provisions....................................................69

         Section 11.03.    Repayment to Company........................................................70

ARTICLE XII MISCELLANEOUS..............................................................................70

         Section 12.01.    Notices.....................................................................70

         Section 12.02.    Communication by Holders of Notes with Other Holders of Notes...............71

         Section 12.03.    Certificate and Opinion as to Conditions Precedent..........................71

         Section 12.04.    Statements Required in Certificate or Opinion...............................71

         Section 12.05.    Rules by Trustee and Agents.................................................72

         Section 12.06.    No Personal Liability of Directors, Officers, Employees and Stockholders....72

         Section 12.07.    Governing Law...............................................................72

         Section 12.08.    No Adverse Interpretation of Other Agreements...............................72

         Section 12.09.    Successors..................................................................72

         Section 12.10.    Severability................................................................72

         Section 12.11.    Counterpart Originals.......................................................72

         Section 12.12.    Table of Contents, Headings, etc............................................73
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            This INDENTURE dated as of August 30, 2006, is by and among Harbin
Electric, Inc., a Nevada corporation (the "Company"), the Subsidiary Guarantor
(as defined below) and The Bank of New York, a New York banking corporation, as trustee (the "Trustee").

            The Company has duly authorized the creation of an issue of Guaranteed Senior Secured Floating Rate Notes due 2012 (the "2012 Notes") and Guaranteed Senior Secured Floating Rate Notes due 2010 (the "2010 Notes"), and, to provide therefor, the Company has duly authorized the execution and delivery of this Indenture. All things necessary to make the Notes, when duly issued and executed by the Company, and authenticated and delivered hereunder, the valid obligations of the Company, and to make this Indenture a valid and binding agreement of the Company, have been done.

            The Company, the Subsidiary Guarantor and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes issued under this Indenture:

                                    ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

            Section 1.01. Definitions.

            For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

            "Additional Assets" means:

                  (a) any Property (other than cash, Cash Equivalent and securities) to be owned by the Company or any of its Subsidiaries and used in a Related Business; or

                  (b) Capital Stock of a Person that becomes a Subsidiary of the Company as a result of the acquisition of such Capital Stock by the Company or another Subsidiary of the Company from any Person other than the Company or an Affiliate of the Company; provided, however, that, in the case of clause (b), such Subsidiary is primarily engaged in a Related Business.

            "Additional Interest" means the additional interest of 2.0% per annum that holders will be entitled to on the Notes if the Company has not obtained a listing of its common stock on either the Nasdaq Capital Market or the Nasdaq Global Market on or before July 1, 2007 and if the Company is not at that time currently maintaining such listing. For all purposes of this Indenture, the term "interest" shall include Additional Interest, if any, with respect to the Notes.

            "Affiliate" of any specified Person means:

                  (a) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, or

                  (b) any other Person who is a director or officer of:

                        (1)   such specified Person,

                        (2)   any Subsidiary of such specified Person, or

                        (3)   any Person described in clause (a) above.

For the purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of Sections 4.12 and 4.14 and the definition of "Additional Assets" only, "Affiliate" shall also mean any Beneficial Owner of shares representing 5% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such Beneficial Owner pursuant to the first sentence hereof. Notwithstanding the foregoing, in no event shall Citadel Equity Fund Ltd. or any of its Affiliates be considered an Affiliate of the Company.


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            "Agent" means any Registrar, co-registrar, Paying Agent or additional paying agent or Calculation Agent.

            "Applicable Procedures" means, with respect to any transfer, redemption or exchange of or for beneficial interests in any Global Note, the rules and procedures of Euroclear and Clearstream that apply to such transfer, redemption or exchange.

            "Asset Sale" means any sale, lease, transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions) by the Company or any of its Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of

                  (a) any shares of Capital Stock of a Subsidiary of the Company (other than directors' qualifying shares), or

                  (b) any other Property of the Company or any Subsidiary of the Company,

                  other than, in the case of clause (a) or (b) above,

                        (1) any disposition by a Subsidiary of the Company to
            the Company or by the Company or a Subsidiary of the Company to a Wholly Owned Subsidiary,

                        (2) any disposition that constitutes a Permitted
            Investment or a Restricted Payment permitted by Section 4.10,

                        (3) leases or subleases to third parties of real
            property leased by the Company or its Subsidiaries or a disposition or assignment (as lessor) of a lease of real property, in each case, in the ordinary course of business,

                        (4) any disposition of inventory of the Company or any
            of its Subsidiaries in the ordinary course of business, or inventory or other property that in the reasonable judgment of the Company have become uneconomic, obsolete or worn out,

                        (5) issuances of Capital Stock of the Company to
            employees of the Company or any of its Subsidiaries as part of employee compensation programs approved by the Company's Board of Directors and in the ordinary course of business,

                        (6) the sale or discount of accounts receivable in
            connection with the compromise or collection thereof in the ordinary course of business,

                        (7) any disposition effected in compliance with the
            first paragraph of Section 5.01, and

                        (8) any disposition in a single transaction or a series
            of related transactions of assets for aggregate consideration of less than $1.0 million.


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            "Attributable Debt" in respect of a Sale and Leaseback Transaction means, at any date of determination,

                  (a) if such Sale and Leaseback Transaction is a Capital Lease Obligation, the amount of Debt represented thereby according to the definition of "Capital Lease Obligations," and

                  (b) in all other instances, the present value (discounted at the weighted average interest rate borne by the Notes, compounded annually, in the most recently completed twelve months) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended).

            "Average Life" means, as of any date of determination, with respect to any Debt or Preferred Stock, the quotient obtained by dividing:

                  (a) the sum of the product of the numbers of years (rounded to the nearest one-twelfth of one year) from the date of determination to the dates of each successive scheduled principal payment of such Debt or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by

                  (b) the sum of all such payments.

            "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors, or the law of any other jurisdiction relating to bankruptcy, insolvency, winding up, liquidation, reorganization or relief of debtors.

            "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as such term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition or passage of time. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

            "Board of Directors" means the board of directors of the Company or (except if used in the definition of "Change of Control"), any authorized committee of the Board of Directors of the Company.

            "Board Resolution" of a Person means a copy of a resolution certified by the secretary or an assistant secretary (or individual performing comparable duties) of the applicable Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

            "Business Day" means any day other than a Legal Holiday.

            "Calculation Agent" means initially The Bank of New York, a New York banking corporation, until a successor replaces The Bank of New York in accordance with Section 2.03 hereof and thereafter means the successor serving hereunder.

            "Capital Expenditures" means, for any period, (a) expenditures by the Company or any of its Subsidiaries for the acquisition or leasing (pursuant to Capital Lease Obligations) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) that should be capitalized under GAAP on a consolidated balance sheet of the Company and its Subsidiaries, and (b) expenditures made pursuant to clause (b) or clause (l) of the definition of "Permitted Investments" (other than amounts expended in respect of the Company's initial Investment in each of Harbin Taifu and a rotary motor manufacturer, which shall not be counted as Capital Expenditures); provided that such amounts shall only be counted as "Capital Expenditures" to the extent they exceed (w) $9.0 million in the case of Investments relating to a Shanghai, PRC-based manufacturer of electric motors for automobiles, (x) $6.0 million in the case of further expenditures relating to a rotary motor manufacturer in which the Company or one or more of its Subsidiaries makes an Investment after the Issue Date; (y) $5.0 million in the case of Investments relating to a light rail passenger train system driven by linear motors; and (z) $5.0 million in the case of Investments relating to equipment for production related to motors used by magnetic levitation passenger trains (or the Dollar Equivalent of any of the foregoing amounts).


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            "Capital Lease Obligations" means any obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of Debt represented by such obligation shall be the capitalized amount of such obligations determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

            "Capital Stock" means, with respect to any Person, any shares or other equivalents (however designated) of any class of corporate stock or partnership interests or any other participations, rights, warrants, options or other interests in the nature of an equity interest in such Person, including Preferred Stock, but excluding any debt security convertible or exchangeable into such equity interest.

            "Capital Stock Sale Proceeds" means the aggregate cash proceeds received by the Company from the issuance or sale (other than to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees) by the Company of its Capital Stock (other than Disqualified Stock) after the Issue Date, net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

            "Cash Equivalents" means any of the following:

                  (a) Investments in U.S. Government Securities maturing within 365 days of the date of acquisition thereof;

                  (b) Investments in time deposit accounts, certificates of deposit and money market deposits maturing within 90 days of the date of acquisition thereof issued by a bank or trust company organized under the laws of the United States of America or any state thereof having capital, surplus and undivided profits aggregating in excess of $500 million and whose long-term debt is rated "A-3" or "A-" or higher according to Moody's or S&P (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act));

                  (c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) entered into with:

                        (1) a bank meeting the qualifications described in
            clause (b) above, or

                        (2) any primary government securities dealer reporting
            to the Market Reports Division of the Federal Reserve Bank of New York;

                  (d) Investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America with a rating at the time as of which any Investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act));

                  (e) direct obligations (or certificates representing an ownership interest in such obligations) of any state of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of such state is pledged and which are not callable or redeemable at the issuer's option, provided that:


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

                        (1) the long-term debt of such state is rated "A-3" or
            "A-" or higher according to Moody's or S&P (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities
            Act)), and

                        (2) such obligations mature within 180 days of the date
            of acquisition thereof;

                  (f) any money market fund that has at least 95% of its assets continuously invested in Cash Equivalents of the types described in clauses (a) through (e) above; and

                  (g) time deposit accounts, certificates of deposit and money market deposits with (i) Bank of China, Industrial and Commercial Bank of China, China Construction Bank and China Merchants Bank, (ii) any other bank or trust company organized under the laws of the PRC whose long-term debt is rated as high or higher than any of those banks, or (iii) any other bank organized under the laws of the PRC, provided that, in the case of clause (iii), such deposits do not exceed US$1.0 million (or the Dollar Equivalent thereof) with any single bank or US$2.0 million (or the Dollar Equivalent thereof) in the aggregate, at any date of determination thereafter.

            "Change of Control" means the occurrence of any of the following events:

                  (a) the Permitted Holders cease to be the "beneficial owners" (as defined in Rule 13d-3 under the Exchange Act, except that a Person will be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) directly or indirectly, of at least a majority of the total voting power of the Voting Stock of the Company, whether as a result of the issuance of securities of the Company, any merger, consolidation, liquidation or dissolution of the Company, any direct or indirect transfer of securities by the Permitted Holders or otherwise (for purposes of this clause (a), the Permitted Holders will be deemed to beneficially own any Voting Stock of a specified corporation held by a parent corporation so long as the Permitted Holders beneficially own, directly or indirectly, in the aggregate a majority of the total voting power of the Voting Stock of such parent corporation); or

                  (b) the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the Property of the Company and its Subsidiaries, considered as a whole (other than a disposition of such Property as an entirety or virtually as an entirety to a Wholly Owned Subsidiary or one or more Permitted Holders), shall have occurred, or the Company merges, consolidates or amalgamates with or into any other Person (other than one or more Permitted Holders) or any other Person (other than one or more Permitted Holders) merges, consolidates or amalgamates with or into the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is reclassified into or exchanged for cash, securities or other Property, other than any such transaction where:

                        (1) the outstanding Voting Stock of the Company is
            reclassified into or exchanged for other Voting Stock of the Company or for Voting Stock of the Surviving Person, and

                        (2) the holders of the Voting Stock of the Company
            immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the Company or the Surviving Person immediately after such transaction and in substantially the same proportion as before the transaction; or

                        (c) individuals who at the Issue Date constituted the Board of Directors (together with any new directors whose election or appointment by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of not less than three-fourths of the directors then still in office who were either directors at the Issue Date or whose election or nomination for election was previously so approved) cease for any reason to constitute at least a majority of the Board of Directors then in office; or

                        (d) the shareholders of the Company shall have approved
            any plan of liquidation or dissolution of the Company.

            "Clearstream" means Clearstream Banking, S.A., Luxembourg, and any successor thereto.

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Collateral" means all the collateral described in the Security Documents.

            "Collateral Agent" means The Bank of New York, a New York banking corporation and any successor collateral agent appointed pursuant to the terms of this Indenture.

            "Commission" means the Securities and Exchange Commission.

            "Commodity Price Protection Agreement" means, in respect of a Person, any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in commodity prices.

            "Common Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03(b) hereof as the Common Depositary to Euroclear and Clearstream with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provisions of this Indenture.

            "Company" is defined in the preamble.

            "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Subsidiaries, plus to the extent not included in such total interest expense, and to the extent Incurred by the Company or its Subsidiaries, without duplication,

                  (a) interest expense attributable to leases constituting part of a Sale and Leaseback Transaction and to Capital Lease Obligations,

                  (b) amortization of debt discount and debt issuance cost, including commitment fees,

                  (c) capitalized interest,

                  (d) non-cash interest expense,

                  (e) commissions, discounts and other fees and charges owed with respect to letters of credit and banker's acceptance financing,

                  (f) net costs associated with Hedging Obligations (including amortization of fees),

                  (g) Disqualified Stock Dividends (other than dividends payable in Capital Stock other than Disqualified Stock),

                  (h) Preferred Stock Dividends (other than dividends payable in Capital Stock other than Disqualified Stock),

                  (i) interest Incurred in connection with Investments in discontinued operations,

                  (j) interest accruing on any Debt of any other Person to the extent such Debt is Guaranteed by the Company or any Subsidiary of the Company, and

                  (k) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Debt Incurred by such plan or trust.

            "Consolidated Net Income" means, for any period, the net income
(loss) of the Company and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income:

            (a) any net income (loss) of any Person (other than the Company) if such Person is not a Subsidiary, except that:

                        (1) subject to the exclusion contained in clause (d)
            below, equity of the Company and its Consolidated Subsidiaries in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by such Person during such period to the Company or any of its Subsidiaries as a dividend or other distribution (subject, in the case of a dividend or other distribution to such a Subsidiary, to the limitations contained in clause (c) below), and

                        (2) the equity of the Company and its Consolidated
            Subsidiaries in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income to the extent such loss is being funded by the Company or one of its Subsidiaries,

            (b) for purposes of Section 4.10 only, any net income (loss) of any Person acquired by the Company or any of its consolidated Subsidiaries in a pooling of interests transaction for any period prior to the date of such acquisition,

            (c) any net income (loss) of any Subsidiary of the Company if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions, directly or indirectly, to the Company, except that:

                        (1) subject to the exclusion contained in clauses (d),
            (e) and (f) below, the equity of the Company and its Consolidated Subsidiaries in the net income of any such Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by such Subsidiary during such period to the Company or another of its Subsidiaries as a dividend or other distribution (subject, in the case of a dividend or other distribution to another Subsidiary of the Company, to the limitation contained in this clause), and

                        (2) the equity of the Company and its Consolidated
            Subsidiaries in a net loss of any such Subsidiary for such period shall be included in determining such Consolidated Net Income,

            (d) any gain (but not loss) realized upon the sale or other disposition of any Property of the Company or any of its consolidated Subsidiaries (including pursuant to any Sale and Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business,

            (e) any extraordinary gain or loss,

            (f) the cumulative effect of a change in accounting principles, and

            (g) any non-cash compensation expense realized for grants of performance shares, stock options or other rights to officers, directors and employees of the Company or any of its Subsidiaries, provided that such shares, options or other rights can be redeemed at the option of the holder only for Capital Stock of the Company (other than Disqualified Stock) .

            "Consolidated Net Worth" means the total of the amounts shown on the consolidated balance sheet of the Company and its Subsidiaries as of (i) the end of the most recent Fiscal Quarter of the Company in the case of Section 4.16 and
(ii) in all other cases, the end of the most recent Fiscal Quarter of the Company ending at least 45 days prior to the taking of any action for the purpose of which the determination is being made, as:

            (a) the par or stated value of all outstanding Capital Stock of the Company, plus

            (b) paid-in capital or capital surplus relating to such Capital Stock, plus

            (c) any retained earnings or earned surplus, less:

                        (1) any accumulated deficit, and

                        (2) any amounts attributable to Disqualified Stock or
            any equity security convertible into or exchangeable for Debt, the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of Capital Stock of the Company or any of its Subsidiaries, each item to be determined in conformity with GAAP.

            "Consolidated Tangible Net Worth" means, as of any date of determination, the Consolidated Net Worth less the Intangible Assets.

            "Continuing Directors" means, as of any date of determination, any member of the Board of Directors who (a) was a member of the Board of Directors on the date of this Indenture or (b) was nominated for election to the Board of Directors by, or whose election was ratified with the approval of, a majority of the Continuing Directors who were members of the Board of Directors at the time of such nomination or election.

            "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 12.01 hereof, or such other address as to which the Trustee may give notice to the Company.

            "Credit Facilities" means, with respect to the PRC Subsidiary, one or more debt or commercial paper facilities with banks or other institutional lenders in the PRC providing for revolving credit loans, term loans, receivables or inventory financing (including through the sale of receivables or inventory to such lenders or to special purpose, bankruptcy remote entities formed to borrow from such lenders against such receivables or inventory) or trade letters of credit, in each case together with any Refinancings thereof by any lender or syndicate of lenders.

            "Currency Exchange Protection Agreement" means, in respect of a Person, any foreign exchange contract, currency swap agreement, currency option or other similar agreement or arrangement designed to protect such Person against fluctuations in currency exchange rates.

            "Custodian" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03(c) as Custodian with respect to the Notes, and any and all successors thereto appointed as custodian hereunder and having become such pursuant to the applicable provisions of this Indenture.

            "Debt" means, with respect to any Person on any date of determination (without duplication):

                  (a) the principal of and premium (if any) in respect of:

                        (1) debt of such Person for money borrowed, and

                        (2) debt evidenced by notes, debentures, bonds or other
            similar instruments for the payment of which such Person is responsible or liable;

            (b) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale and Leaseback Transactions entered into by such Person;

            (c) all obligations of such Person representing the deferred purchase price of Property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

            (d) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (a) through (c) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

            (e) the amount of all obligations of such Person with respect to the Repayment of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends);

            (f) all obligations of the type referred to in clauses (a) through
      (e) above of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

            (g) all obligations of the type referred to in clauses (a) through
      (f) above of other Persons secured by any Lien on any Property of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the Fair Market Value of such Property and the amount of the obligation so secured; and

            (h) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

The amount of Debt of any Person at any date shall be the outstanding balance, or the accreted value of such Debt in the case of Debt issued with original issue discount, at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date. The amount of Debt represented by a Hedging Obligation shall be equal to:

                        (1) zero if such Hedging Obligation has been Incurred
            pursuant to clause (d), (e) or (f) of the second paragraph of
            Section 4.09 or

                        (2) the notional amount of such Hedging Obligation if
            not Incurred pursuant to such clauses.

            "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

            "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 or 2.10 hereof, in substantially the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

            "Determination Date" means, with respect to any Interest Period, the second London Banking Day preceding the first day of the Interest Period.

            "Disqualified Stock" means any Capital Stock of the Company or any of its Subsidiaries that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in either case at the option of the holder thereof) or otherwise:

            (a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise,

            (b) is or may become redeemable or repurchaseable at the option of the holder thereof (except that any Capital Stock that would constitute Disqualified Stock solely because the holders of such Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section
      4.10 hereof), in whole or in part, or

            (c) is convertible or exchangeable at the option of the holder thereof for Debt or Disqualified Stock,

on or prior to, in the case of clause (a), (b) or (c), the first anniversary of the Stated Maturity of the Notes.

            "Disqualified Stock Dividends" means all dividends with respect to Disqualified Stock of the Company held by Persons other than a Wholly Owned Subsidiary. The amount of any such dividend shall be equal to the quotient of such dividend divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the Company.

            "Dollar Equivalent" means, with respect to any monetary amount in a currency other than U.S. dollars, at any time for the determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the base rate for the purchase of U.S. dollars with the applicable foreign currency as quoted by the Federal Reserve Bank of New York on the date of determination.

            "EBITDA" means, for any period, an amount equal to, for the Company and its consolidated Subsidiaries:

                  (a) the sum of Consolidated Net Income for such period, plus the following to the extent reducing Consolidated Net Income for such period:

                        (1) the provision for taxes based on income or profits
            or utilized in computing net loss,

                        (2) Consolidated Interest Expense,

                        (3) depreciation,

                        (4) amortization of intangibles (excluding amortization
            expense attributable to a prepaid operating activity item that was paid in cash in a prior period), and

                        (5) any other non-cash items (other than any such
            non-cash item to the extent that it represents an accrual of, or reserve for, cash expenditures in any future period), minus

                  (b) all non-cash items increasing Consolidated Net Income for such period.

Notwithstanding the foregoing clause (a), the provision for taxes and the depreciation, amortization and non-cash items of a Subsidiary of the Company shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Subsidiary or its shareholders.

            "Euroclear" means Euroclear Bank, S.A./N.V., as operator of the Euroclear system, and any successor thereto.

            "Event of Default" has the meaning set forth under Section 6.01.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Fair Market Value" means, with respect to any Property at the time of determination, the price that could be negotiated in an arm's length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined, except as otherwise provided,

                  (a) if such Property has a Fair Market Value equal to or less than $5.0 million, by any Officer of the Company, or

                  (b) if such Property has a Fair Market Value in excess of $5.0 million, by an Independent Financial Advisor and evidenced by a written opinion from such Independent Financial Advisor, dated within 30 days of the relevant transaction, delivered to the Trustee.

            "Financial Covenant Debt" of any Person means Debt of the type specified in clauses (a), (b), (c) and (e) of the definition of "Debt" and non-contingent obligations of the type specified in clause (d) of such definition.

            "Fiscal Quarter" means each of the three month periods ending on March 31, June 30, September 30 and December 31.

            "Fixed Charge Coverage Ratio" means, with respect to any Person, the ratio of (a) EBITDA of such Person for the most recent four consecutive Fiscal Quarters minus cash Capital Expenditures of such Person for such period (other than cash Capital Expenditures permitted by Section 4.12 to be made with Net Available Cash) minus the positive amount of any decrease in working capital during such fiscal year (or plus the amount of any increase in working capital during such fiscal year, as the case may be) to (b) the Fixed Charges of such Person.

In addition, if since the beginning of the fourth full Fiscal Quarter so preceding such determination date, the Company or any of its Subsidiaries shall have made any Asset Sale or acquired any material assets, EBITDA for such period shall be calculated on a pro forma basis as if such Asset Sale or acquisition occurred on the first day of such period.

            "Fixed Charges" means the sum of (a) the Consolidated Interest Expense of such Person and its Subsidiaries for such period that is anticipated to accrue during a period consisting of the Fiscal Quarter in which such determination date occurs and the three Fiscal Quarters immediately subsequent thereto (based on the pro forma amount and maturity of, and interest payments in respect of, Debt of the Company and its Subsidiaries expected by the Company to be outstanding on such determination date), assuming for the purposes of this measurement the continuation of market interest rates prevailing on such determination date and base interest rates in respect of floating interest rate obligations equal to the base interest rates on such obligations in effect as of such determination date, provided that, if the Company or any of its Subsidiaries is a party to any Interest Rate Agreement that would have the effect of changing the interest rate on any Debt of the Company or any of its Subsidiaries for such four-quarter period (or a portion thereof), the rate resulting therefrom shall be used for such four-quarter period or portion thereof, provided further that any Consolidated Interest Expense with respect to Debt so Incurred or Repaid by the Company or any of its Subsidiaries during the Fiscal Quarter in which such determination date occurs shall be calculated on a pro forma basis as if such Debt was Incurred or Repaid on the first day of such Fiscal Quarter, (b) the principal amount of consolidated Financial Covenant Debt of such Person and its Subsidiaries having a scheduled due date during such period and (c) all cash dividends payable by such Person and its Subsidiaries on Capital Stock in respect of such period to Persons other than such Person and its Subsidiaries.

            "GAAP" means United States generally accepted accounting principles as in effect on the Issue Date, including those set forth in:

                  (a) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants,

                  (b) the statements and pronouncements of the Financial Accounting Standards Board,

                  (c) such other statements by such other entity as approved by a significant segment of the accounting profession, and

                  (d) the rules and regulations of the Commission governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the Commission.

            "Global Note Legend" means the legend set forth on all Global Notes issued under this Indenture.

            "Global Notes" means the global Notes in the form of Exhibit A hereto issued in accordance with Article 2 hereof.

            "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

                  (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise), or

                  (b) entered into for the purpose of assuring in any other manner the obligee against loss in respect thereof (in whole or in part);

provided, however, that the term "Guarantee" shall not include:

                        (1) endorsements for collection or deposit in the
            ordinary course of business, or

                        (2) a contractual commitment by one Person to invest in
            another Person for so long as such Investment is reasonably expected to constitute a Permitted Investment under clause (a) or (b) of the definition of "Permitted Investment."

The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.

            "Harbin Taifu" means Harbin Taifu Auto Co., Ltd. (GRAPHIC MISSING), a limited liability company organized and existing under the laws of the PRC.

            "Hedging Obligation" of any Person means any obligation of such Person pursuant to any Interest Rate Agreement, Currency Exchange Protection Agreement, Commodity Price Protection Agreement or any other similar agreement or arrangement.

            "Holder" or "holder" means a Person in whose name a Note is registered in the Security Register.

            "Incur" means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by merger, conversion, exchange or otherwise), extend, assume, Guarantee or become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or obligation on the balance sheet of such Person (and "Incurrence" and "Incurred" shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time, and is not theretofore classified as Debt, becoming Debt shall not be deemed an Incurrence of such Debt; provided further, however, that any Debt or other obligations of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary; and provided further, however, that solely for purposes of determining compliance with Section 4.09, amortization of debt discount shall not be deemed to be the Incurrence of Debt, provided that in the case of Debt sold at a discount, the amount of such Debt Incurred shall at all times be the aggregate principal amount at Stated Maturity.

            "Indenture" means this instrument, as originally executed or as it may from time to time be supplemented or amended in accordance with Article 8 hereof.

            "Independent Financial Advisor" means an investment banking firm of international standing or any third party appraiser of international standing, provided that such firm or appraiser is not an Affiliate of the Company and provided further that in any event Sallmanns (Far East) Ltd. shall be an Independent Financial Advisor.

            "Intangible Assets" shall mean as of the date of any determination thereof the total amount of all assets of the Company and its Subsidiaries classified as goodwill, patents, trade names, trademarks, copyrights, franchises, experimental expense, organization expense, unamortized debt discount and expense, deferred assets other than prepaid insurance and prepaid taxes, the excess of cost of shares acquired over book value of related assets and such other assets as are properly classified as "intangible assets" in accordance with GAAP.

            "Interest Payment Dates" shall have the meaning set forth in paragraph 1 of each Note.

            "Interest Period" means the period commencing on and including an interest payment date and ending on and including the day immediately preceding the next succeeding interest payment date, with the exception that the first Interest Period shall commence on and include the Issue Date and end on and include March 1, 2007.

            "Interest Rate Agreement" means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect against fluctuations in interest rates.

            "Investment" by any Person means any direct or indirect loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person), advance or other extension of credit or capital contribution (by means of transfers of cash or other Property to others or payments for Property or services for the account or use of others, or otherwise) to, or Incurrence of a Guarantee of any obligation of, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, any other Person. In determining the amount of any Investment made by transfer of any Property other than cash, such Property shall be valued at its Fair Market Value at the time of such Investment.

            "Issue Date" means, with respect to Notes of a particular maturity, the date on which such Notes are initially issued.

            "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York and the People's Republic of China, the city in which the Corporate Trust Office of the Trustee is located or any other place of payment on the Notes are authorized by law, regulation or executive order to remain closed.

            "LIBOR" means, with respect to an Interest Period, the rate (expressed as a percentage per annum) for deposits in United States dollars for a six-month period beginning on the second London Banking Day after the Determination Date that appears on either Telerate Page 3750 or Bloomberg page BBAM 1 as of 11:00 a.m., London time, on the Determination Date. If Telerate Page 3750 and Bloomberg page BBAM 1 do not include such a rate or are unavailable on a Determination Date, the Calculation Agent will request the principal London office of each of four major banks in the London interbank market, as selected by the Calculation Agent (after consultation with the Company), to provide such bank's offered quotation (expressed as a percentage per annum), as of approximately 11:00 a.m., London time, on such Determination Date, to prime banks in the London interbank market for deposits in a Representative Amount in United States dollars for a six-month period beginning on the second London Banking Day after the Determination Date. If at least two such offered quotations are so provided, LIBOR for the Interest Period will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, the Calculation Agent will request each of three major banks in New York City, as selected by the Calculation Agent (after consultation with the Company), to provide such bank's rate (expressed as a percentage per annum), as of approximately 11:00 a.m., New York City time, on such Determination Date, for loans in a Representative Amount in United States dollars to leading European banks for a six-month period beginning on the second London Banking Day after the Determination Date. If at least two such rates are so provided, LIBOR for the Interest Period will be the arithmetic mean of such rates. If fewer than two such rates are so provided, then LIBOR for the Interest Period will be LIBOR in effect with respect to the immediately preceding Interest Period.

            "Lien" means, with respect to any Property of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including any Capital Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing or any Sale and Leaseback Transaction).

            "Liquidated Damages" means (i) the aggregate amount of $750,000 due and payable by the Company to the holders on a pro rata basis (proportionate to their holding of the Notes that are at that time outstanding) on or before April 9, 2007 if the Company has not obtained a listing of its common stock on either the Nasdaq Capital Market or the Nasdaq Global Market on or before April 1, 2007 and if the Company is not at that time currently maintaining such listing, (ii) the aggregate amount of $1,500,000 due and payable by the Company to the holders on a pro rata basis (proportionate to their holding of the Notes that are at that time outstanding) on or before July 9, 2007 if the Company has not obtained a listing of its common stock on either the Nasdaq Capital Market or the Nasdaq Global Market on or before July 1, 2007 and if the Company is not at that time currently maintaining such listing, (iii) the aggregate amount of $2,500,000 due and payable by the Company to the holders on a pro rata basis (proportionate to their holding of the Notes that are at that time outstanding) on or before March 1 of each year, beginning March 1, 2007, if the Company has not complied with
Section 4.20 by the January 1 immediately preceding each such March 1, and if an independent accounting firm identified in Section 4.20 is not at each such March 1 engaged by the Company and (iv) the aggregate amount of $1,200,000 due and payable by the Company to the holders on a pro rata basis (proportionate to their holding of the Notes that are at that time outstanding) on or before the 125th day following the Issue Date, if the Company has not complied with Section
4.27 by the 120th day following the Issue Date, and the same aggregate amount for each subsequent 120-day period in which the Company fails to comply with
Section 4.27 (the Liquidated Damages for each such subsequent period being payable on the 5th day following expiration of such subsequent period). For all purposes of this Indenture, the term "premium" shall include Liquidated Damages, if any, with respect to the Notes.

            "London Banking Day" means any day in which dealings in United States dollars are transacted or, with respect to any future date, are expected to be transacted in the London interbank market.

            "Moody's" means Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

            "Net Available Cash" from any Asset Sale means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Debt or other obligations relating to the Property that is the subject of such Asset Sale or received in any other non-cash form), in each case net of:

                  (a) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all U.S. federal, state, national, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Sale,

                  (b) all payments made on or in respect of any Debt that is secured by any Property subject to such Asset Sale, in accordance with the terms of any Lien upon such Property, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law, be repaid out of the proceeds from such Asset Sale,

                  (c) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale, and

                  (d) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the Property disposed of in such Asset Sale and retained by the Company or any of its Subsidiaries after such Asset Sale.

            "Note Obligations" means the Notes, the Note Guarantees and all other obligations of any obligor under this Indenture, the Notes, the Note Guarantees and the Security Documents.

            "Notes" means the 2012 Notes treated as a single class of securities, and the 2010 Notes treated as a single class of securities, in each case as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

            "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Debt.

            "Officer" means the Chief Executive Officer, the President, the Chief Financial Officer or any Executive Vice President of any Person.

            "Officers' Certificate" means a certificate signed by two Officers of the Company, at least one of whom shall be the principal executive officer or principal financial officer of the Company, and delivered to the Trustee.

            "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

            "Permitted Holders" means Mr. YANG Tianfu, a resident of the City of Harbin in Heilongjiang Provice, PRC, and his estate, spouse, siblings, ancestors and lineal descendants, the legal representatives of any of the foregoing and the trustees of any bona fide trusts of which the foregoing are the sole beneficiaries or the grantors, or any Person of which the foregoing "beneficially owns" (as defined in Rule 13d-3 under the Exchange Act), individually or collectively with any of the foregoing, at least 80% of the total voting power of the Voting Stock of such Person.

            "Permitted Investment" means any Investment by the Company or any of its Subsidiaries in:

                  (a) the Company or any of its Subsidiaries engaged in a Related Business;

                  (b) a Person, if as a result of such Investment:

                        (1) such Person becomes a Subsidiary of the Company; or

                        (2) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or one of its Subsidiaries; provided in the case of clauses (1) and (2) that (w) the primary business of such Person is a Related Business, (x) such Investments are made for Fair Market Value, (y) such Investments in the aggregate do not exceed the greater of $5.0 million and 15% of the aggregate amount of Consolidated Net Income accrued during the period (treated as one accounting period) from the Issue Date to the end of the most recent Fiscal Quarter ending at least 45 days prior to the date of such Investment and (z) no such Investment is made prior to the expiration of the 18th month following the Issue Date;

                  (c) cash and Cash Equivalents;

                  (d) receivables owing to the Company or one of its Subsidiaries, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or such Subsidiary deems reasonable under the circumstances;

                  (e) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses under GAAP and that are made in the ordinary course of business;

                  (f) loans and advances to employees made in the ordinary course of business consistent with past practices of the Company or such Subsidiary, as the case may be, provided that such loans and advances do not exceed $250,000 in the aggregate at any one time outstanding;

                  (g) stock, obligations or other securities received in settlement of debts created in the ordinary course of business and owing to the Company or one of its Subsidiaries or in satisfaction of judgments;

                  (h) any Person to the extent such Investment represents the non-cash portion of the consideration received in connection with any disposition of Property not constituting an Asset Sale;

                  (i) Investments (whether or not funded with proceeds of the Notes) made for Fair Market Value that are in compliance with Section 4.23;

                  (j) Hedging Obligations by the Company or any Subsidiary Guarantor that are otherwise permitted to be incurred under this Indenture, and which were entered into for financial management of interest rates, foreign currency exchange rates or commodity prices and are directly related to transactions entered into by such Person in the ordinary course of its business, and not for speculative purposes;

                  (k) any Person to the extent such Investment represents the non-cash portion of the consideration received in connection with an Asset Sale consummated in compliance with Section 4.12; and

                  (l) any other Investments made for Fair Market Value; provided that the aggregate of all Investments falling within this paragraph (l) shall not exceed, in any fiscal year, 10% of the aggregate amount of Consolidated Net Income accrued during the immediately preceding fiscal year.

            "Permitted Liens" means:

                  (a) Liens in favor of the Company or the Subsidiary
      Guarantors;

                  (b) Liens securing, or created for the benefit of securing, the Notes and the Guarantees;

                  (c) Liens to secure Debt permitted to be Incurred under clause
      (b) of the second paragraph of Section 4.09 and other obligations thereunder, provided that any such Lien is limited to the accounts receivable and inventory of the PRC Subsidiary;

                  (d) Liens for taxes, assessments or governmental charges or levies on the Property of the Company or any of its Subsidiaries if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision that shall be required in conformity with GAAP shall have been made therefor;

                  (e) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens and other similar Liens, on the Property of the Company or any of its Subsidiaries arising in the ordinary course of business and securing payment of obligations that are not more than 60 days past due or are being contested in good faith and by appropriate proceedings;

                  (f) Liens on the Property of the Company or any of its Subsidiaries Incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety bonds or other obligations of a like nature and Incurred in a manner consistent with industry practice, in each case which are not Incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of Property and which do not in the aggregate impair in any material respect the use of Property in the operation of the business of the Company and its Subsidiaries taken as a whole;

                  (g) Liens on Property at the time the Company or any of its Subsidiaries acquired such Property, including any acquisition by means of a merger or consolidation with or into the Company or any of its Subsidiaries; provided, however, that any such Lien may not extend to any other Property of the Company or any of its Subsidiaries; provided further, however, that such Liens shall not have been Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Property was acquired by the Company or any of its Subsidiaries;

                  (h) Liens on the Property of a Person at the time such Person becomes a Subsidiary of the Company; provided, however, that any such Lien may not extend to any other Property of the Company or any other of its Subsidiaries that is not a direct Subsidiary of such Person; provided further, however, that any such Lien was not Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Person became a Subsidiary of the Company;

                  (i) pledges or deposits by the Company or any of its Subsidiaries under workers' compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which the Company or any of its Subsidiaries is party, or deposits to secure public or statutory obligations of the Company, or deposits for the payment of rent, in each case Incurred in the ordinary course of business;

                  (j) utility easements, building restrictions and such other encumbrances or charges against real Property as are of a nature generally existing with respect to properties of a similar character;

                  (k) Liens existing on the Issue Date not otherwise described in clauses (a) through (j) above;

                  (l) Liens on the Property of the Company or any of its Subsidiaries to secure any Refinancing, in whole or in part, of any Debt secured by Liens referred to in clause (g), (h) or (k) above; provided, however, that any such Lien shall be limited to all or part of the same Property that secured the original Lien (together with improvements and accessions to such Property), and the aggregate principal amount of Debt (and other obligations thereunder) that is secured by such Lien shall not be increased to an amount greater than the sum of:

                        (1) the outstanding principal amount, or, if greater,
            the committed amount, of the Debt (and other obligations thereunder) secured by Liens described under clause (g), (h) or (k) above, as the case may be, at the time the original Lien became a Permitted Lien under this Indenture, and

                        (2) an amount necessary to pay any fees and expenses,
            including premiums and defeasance costs, incurred by the Company or such Subsidiary in connection with such Refinancing;

                  (m) Liens to secure cash collateral in respect of Hedging Obligations pursuant to which Merrill Lynch Capital Services, Inc. or any of its Affiliates is the counterparty; provided that such Liens in the aggregate shall not initially exceed $2.0 million and provided further that from March 1, 2008, such Liens in the aggregate may be incurred for a further amount of $3.0 million (in addition to the aforesaid $2.0 million) only if the exchange rate between the U.S. dollar and the Renminbi is such that $1 buys less than RMB 6.50, and from and after September 1, 2009, such Liens in the aggregate may be incurred for a further amount not exceeding $3.0 million (in addition to the aforesaid $2.0 million and the aforesaid $3.0 million) only if the exchange rate between the U.S. dollar and Renminbi is less than $1 to RMB 5.50.

                  (n) Liens arising from the rendering of a final judgment, order or decree against the Company or any Subsidiary Guarantor that does not give rise to an Event of Default.

            "Permitted Refinancing Debt" means any Debt that Refinances any other Debt, including any successive Refinancings, so long as:

                  (a) such Debt is in an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) not in excess of the sum of:

                        (1) the aggregate principal amount (or if Incurred with
            original issue discount, the aggregate accreted value) then outstanding of the Debt being Refinanced, and

                        (2) an amount necessary to pay any fees and expenses,
            including premiums and defeasance costs, related to such Refinancing,

                  (b) the Average Life of such Debt is equal to or greater than the Average Life of the Debt being Refinanced,

                  (c) the Stated Maturity of such Debt is no earlier than the Stated Maturity of the Debt being Refinanced or otherwise extends beyond one year following the final repayment of all the Notes,

                  (d) the new Debt shall not be senior in right of payment to the Debt that is being Refinanced, and

                  (e) the new Debt, the proceeds of which are used to Refinance the Notes or any Debt that is pari passu with or subordinate to the Notes or a Subsidiary Guarantee, shall only be permitted if (A) in case the Notes are refinanced in part or the Debt to be Refinanced is pari passu with the Notes or a Subsidiary Guarantee, such new Debt, by its terms or by terms of any agreement or instrument pursuant to which such new Debt is outstanding, is expressly made pari passu with, or subordinate in right of payment to, the remaining Notes or such Subsidiary Guarantee, or (B) in case the Debt to be Refinanced is subordinated in right of payment to the Notes or a Subsidiary Guarantee, such new Debt, by its terms or by the terms of any agreement or instrument to which such new Debt is issued or remains outstanding, is expressly made subordinate in right of payment to the Notes or such Subsidiary Guarantee at least to the extent that the Debt to be Refinanced is subordinated to the Notes or the Subsidiary Guarantee;

provided, however, that Permitted Refinancing Debt shall not include the Debt of any Subsidiary that is not also a Subsidiary Guarantor, if that Subsidiary's Debt is used to Refinance Debt of the Company or a Subsidiary Guarantor.

            "Person" means any individual, corporation, company (including any limited liability company), association, partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

            "PRC" means the People's Republic of China, exclusive of Taiwan, Macau and Hong Kong.

            "PRC Subsidiary" means Harbin Tech. Full Electric Co., Ltd., a limited liability company incorporated under the laws of the PRC.

            "Predecessor Note" of any particular Note means every previous Note evidencing all or a portion of the same Debt as that evidenced by such particular Note; and any Note authenticated and delivered under Section 2.07 in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same Debt as the lost, destroyed or stolen Note.

            "Preferred Stock" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of any other class of Capital Stock issued by such Person.

            "Preferred Stock Dividends" means all dividends with respect to Preferred Stock of the Company's Subsidiaries held by Persons other than the Company or one of its Wholly Owned Subsidiaries. The amount of any such dividend shall be equal to the quotient of such dividend divided by the difference between one and the maximum statutory federal income rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Preferred Stock.

            "pro forma" means, with respect to any calculation made or required to be made pursuant to the terms hereof, a calculation performed in accordance with Article 11 of Regulation S-X promulgated under the Securities Act, as interpreted in good faith by the Board of Directors after consultation with the independent certified public accountants of the Company, or otherwise a calculation made in good faith by the Board of Directors after consultation with the independent certified public accountants of the Company, as the case may be.

            "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including intellectual property rights and Capital Stock in, and other securities of, any other Person. For purposes of any calculation required pursuant to this Indenture, the value of any Property shall be its Fair Market Value.

            "Refinance" means, in respect of any Debt, to refinance, extend, renew, refund or Repay (in whole or in part), or to issue other Debt, in exchange or replacement for (in whole or in part), such Debt. "Refinanced" and "Refinancing" shall have correlative meanings.

            "Regular Record Date" for the interest payable on any Interest Payment Date means the applicable date specified as a "Record Date" on the face of the Note.

            "Related Business" means designing, manufacturing, servicing and marketing linear motors and accessories, linear motor drive systems and accessories, rotary motor drive systems and accessories, high efficiency motors and accessories, and special motors and accessories.

            "Replacement Assets" means, with respect to any Asset Sale, properties and assets (including Capital Stock of a Person) that replace the properties and assets that were the subject of such Asset Sale or properties and assets (including Capital Stock of a Person) that will be used in the business of the Company and its Subsidiaries or in businesses reasonably related or ancillary thereto.

            "Repay" means, in respect of any Debt, to repay, prepay, repurchase, redeem, legally defease or otherwise retire such Debt. "Repayment" and "Repaid" shall have correlative meanings. For purposes of Section 4.12 and the definition of "Fixed Charges", Debt shall be considered to have been Repaid only to the extent the related loan commitment, if any, shall have been permanently reduced in connection therewith.

            "Representative Amount" means a principal amount of not less than $1,000,000 for a single transaction in the relevant market at the relevant time.

            "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Department of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

            "Restricted Payment" means:

                  (a) any dividend or distribution (whether made in cash, securities or other Property) declared or paid on or with respect to any shares of Capital Stock of the Company or any of its Subsidiaries (including any payment in connection with any merger or consolidation with or into the Company or any of its Subsidiaries), except for any dividend or distribution that is made solely to the Company or any of its Subsidiaries (and, if such Subsidiary is not a Wholly Owned Subsidiary, to the other shareholders of such Subsidiary on a pro rata basis or on a basis that results in the receipt by the Company or any of its Subsidiaries of dividends or distributions of greater value than it would receive on a pro rata basis) or any dividend or distribution payable solely in shares of Capital Stock (other than Disqualified Stock) of the Company;

                  (b) the purchase, repurchase, redemption, acquisition or retirement for value of any Capital Stock of the Company or any of its Subsidiaries (other than from the Company or any of its Subsidiaries) or any securities exchangeable for or convertible into any such Capital Stock, including the exercise of any option to exchange any Capital Stock (other than for or into Capital Stock of the Company that is not Disqualified Stock);

                  (c) the purchase, repurchase, redemption, acquisition or retirement for value, prior to the date for any scheduled maturity, sinking fund or amortization or other installment payment, of any Subordinated Obligation (other than the purchase, repurchase or other acquisition of any Subordinated Obligation purchased in anticipation of satisfying a scheduled maturity, sinking fund or amortization or other installment obligation, in each case due within one year of the date of acquisition); or

                  (d) any Investment (other than Permitted Investments) in any Person.

            "RMB" means the lawful currency of the PRC.

            "S&P" means Standard & Poor's Ratings Services or any successor to the rating agency business thereof.

            "Sale and Leaseback Transaction" means any direct or indirect arrangement relating to Property now owned or hereafter acquired whereby the Company or any of its Subsidiaries transfers such Property to another Person and the Company or any of its Subsidiaries leases it from such Person.

            "Secured Party" is defined in Section 10.01.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Security Documents" means that certain Share Pledge Agreement dated the date hereof in favor of the Collateral Agent for the benefit of the holders of Note Obligations, whenever incurred, and also for the benefit of the present and future holders of all other Note Obligations and any document perfecting such security interests, and any one or more security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust or other grants or transfers for security executed and delivered by the Company or any other Obligor creating a Lien upon property owned or to be acquired by the Company or such other Obligor in favor of the Collateral Agent for the benefit of the holders of Note Obligations, whenever incurred, and also for the benefit of the present and future holders of all other Note Obligations and any document perfecting such security interests pursuant to the terms of Article 10 hereof.

            "Senior Debt" of the Company means:

                  (a) all obligations consisting of the principal, premium, if any, and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not such post-filing interest is allowed in such proceeding) in respect of:

                        (1) Debt of the Company for borrowed money, and

                        (2) Debt of the Company evidenced by notes, debentures,
            bonds or other similar instruments permitted under this Indenture for the payment of which the Company is responsible or liable;

                  (b) all Capital Lease Obligations of the Company and all Attributable Debt in respect of Sale and Leaseback Transactions entered into by the Company;

                  (c) all obligations of the Company

                        (1) for the reimbursement of any obligor on any letter
            of credit, banker's acceptance or similar credit transaction,

                        (2) under Hedging Obligations, or

                        (3) issued or assumed as the deferred purchase price of
            Property and all conditional sale obligations of the Company and all obligations under any title retention agreement permitted under this Indenture; and

                  (d) all obligations of other Persons of the type referred to in clauses (a), (b) and (c) for the payment of which the Company is responsible or liable as Guarantor;

provided, however, that Senior Debt shall not include:

                  (A) Debt of the Company that is by its terms subordinate in right of payment to the Notes, including any Subordinated
            Obligations;

                  (B) any Debt Incurred in violation of the provisions of this
            Indenture;

                  (C) accounts payable or any other obligations of the Company to trade creditors created or assumed by the Company in the ordinary course of business in connection with the obtaining of materials or services (including Guarantees thereof or instruments evidencing such liabilities);

                  (D) any liability for U.S. federal, state, national,
            provincial, local or other taxes owed or owing by the Company;

                  (E) any obligation of the Company to any of its Subsidiaries;
            or

                  (F) any obligations with respect to any Capital Stock of the
            Company.

            To the extent that any payment of Senior Debt (whether by or on behalf of the Company as proceeds of security or enforcement or any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to a trustee, receiver or other similar party under any bankruptcy, insolvency, receivership or similar law, then if such payment is recovered by, or paid over to, such trustee, receiver or other similar party, the Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred. "Senior Debt" of any Subsidiary Guarantor has a correlative meaning.

            "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission.

            "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

            "Subordinated Obligation" means any Debt of the Company or any Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter Incurred) that is subordinate or junior in right of payment to the Notes or the applicable Subsidiary Guarantee pursuant to a written agreement to that effect.

            "Subsidiary" means, in respect of any Person, any corporation, company (including any limited liability company), association, partnership, joint venture or other business entity of which at least a majority of the total voting power of the Voting Stock is at the time owned or controlled, directly or indirectly, by:

                  (a) such Person,

                  (b) such Person and one or more Subsidiaries of such Person, or

                  (c) one or more Subsidiaries of such Person.

            "Subsidiary Guarantee" means the Guarantee of the Notes by the Subsidiary Guarantor pursuant to Article 9 and in the form of the Guarantee attached as Exhibit B and any additional Guarantee of the Notes to be executed by any Subsidiary of the Company pursuant to Section 4.18.

            "Subsidiary Guarantor" means Advanced Electric Motors, Inc. and any other Subsidiary of the Company that becomes a Guarantor pursuant to Section
4.18 or who otherwise executes and delivers a supplemental indenture to the Trustee providing for a Subsidiary Guarantee.

            "Surviving Person" means the surviving Person formed by a merger, consolidation or amalgamation and, for purposes of Section 5.01, a Person to whom all or substantially all of the Property of the Company or a Subsidiary Guarantor is sold, transferred, assigned, leased, conveyed or otherwise disposed.

            "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

            "Unrestricted Date" means, with respect to Notes of a particular maturity, the 41st day after the after the later of (i) the day on which such Notes were first offered to persons other than distributors (as defined in Regulation S under the Securities Act and (ii) the Issue Date of such Notes.

            "U.S. Government Securities" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America are pledged and which are not callable or redeemable at the issuer's option.

            "Voting Stock" of any Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

            "Wholly Owned Subsidiary" means, at any time, a Subsidiary all the Voting Stock of which (except directors' qualifying shares) is at such time owned, directly or indirectly, by the Company and its other Wholly Owned Subsidiaries.

            Section 1.02. Other Definitions.


                                                                  Defined in
           Term                                                    Section
           ----                                                    -------
           "Acceleration Notice".......................................6.02
           "Affiliate Transaction".....................................4.14
           "Allocable Excess Proceeds".................................4.12
           "Asset Sale Offer"..........................................4.12
           "Authentication Order"......................................2.02
           "Benefited Party"...........................................9.01
           "Change of Control Offer"...................................4.17
           "Event of Default"..........................................6.01
           "Excess Proceeds"...........................................4.12
           "Exchange Date".............................................2.06
           "Future Subsidiary Guarantor"...............................9.03
           "Future Subsidiary Guarantor Pledgor"......................10.02
           "losses"...................................................7.07
           "Offer Amount"..............................................3.09
           "Offer Period"..............................................3.09
           "Offer to Purchase".........................................3.09
           "Paying Agent"..............................................2.03
           "Purchase Date".............................................3.09
           "Purchase Price"............................................3.09
           "Registrar".................................................2.03
           "Repurchase Date"...........................................3.10
           "Repurchase Notice".........................................3.10
           "Security Register".........................................2.03
           "Subsidiary Guarantor Pledgor".............................10.02

            Section 1.03. Rules of Construction.

            (a) Unless the context otherwise requires:

                  (i) a term has the meaning assigned to it;

                  (ii) an accounting term not otherwise defined herein has the meaning assigned to it in accordance with GAAP;

                  (iii) "or" is not exclusive;

                  (iv) words in the singular include the plural, and in the plural include the singular;

                  (v) all references in this instrument to "Articles," "Sections" and other subdivisions are to the designated Articles, Sections and subdivisions of this instrument as originally executed;

                  (vi) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                  (vii) "including" means "including without limitation;"

                  (viii) provisions apply to successive events and transactions; and

                  (ix) references to sections of or rules under the Securities Act or the Exchange Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time thereunder.

                                   ARTICLE II

                                    THE NOTES

            Section 2.01 Form and Dating.

            (a) General. The Notes and the Trustee's certificate of authentication shall be substantially in the form included in Exhibit A hereto, which is hereby incorporated in and expressly made part of this Indenture. The Notes may have notations, legends or endorsements required by law, exchange rule or usage in addition to those set forth on Exhibit A. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof. The terms and provisions contained in the Notes shall constitute a part of this Indenture and the Company, the Subsidiary Guarantor and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. To the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

            (b) Form of Notes. Notes shall be issued initially in global form and shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such aggregate principal amount of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions and transfers of interests therein. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Registrar, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

            (c) Book-Entry Provisions. This Section 2.01(c) shall apply only to Global Notes deposited with the Trustee, as custodian for the Common Depositary. Participants shall have no rights under this Indenture or any Global Note with respect to any Global Note held on their behalf by the Common Depositary or by the Trustee as custodian for the Common Depositary, and the Common Depositary shall be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Common Depositary or impair, as between the Common Depositary and its Participants, the Applicable Procedures or the operation of customary practices of the Common Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

            (d) Euroclear and Clearstream Procedures Applicable. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Clearstream" and "Customer Handbook" of Clearstream shall be applicable to transfers of beneficial interests in Global Notes that are held by Participants through Euroclear or Clearstream.

            (e) Certificated Securities. The Company shall exchange Global Notes for Definitive Notes if: (1) at any time either Euroclear or Clearstream or any alternative clearing agency on behalf of which the Notes evidenced by the Global Note may be held is closed for business for a continuous period of 14 days (other than reason of holidays, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so, and, in either case, the Company shall not have appointed a successor Common Depositary within 90 days after the Company receives such notice or becomes aware of such ineligibility, or (2) upon written request of a Holder or the Trustee if a Default or Event of Default shall have occurred and be continuing.

            Upon the occurrence of any of the events set forth in clauses (1) or
(2) above, the Company shall execute, and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver, Definitive Notes, in authorized denominations, in an aggregate principal amount equal to the principal amount of the Global Notes in exchange for such Global Notes.

            Upon the exchange of a Global Note for Definitive Notes, such Global Note shall be cancelled by the Trustee or an agent of the Company or the Trustee. Definitive Notes issued in exchange for a Global Note pursuant to this
Section 2.01 shall be registered in such names and in such authorized denominations as the Common Depositary, pursuant to instructions from its Participants or its Applicable Procedures, shall instruct the Trustee or an agent of the Company or the Trustee in writing. The Trustee or such agent shall deliver such Definitive Notes to or as directed by the Persons in whose names such Definitive Notes are so registered or to the Common Depositary.

            Section 2.02 Execution and Authentication.

            (a) One Officer shall execute the Notes on behalf of the Company by manual or facsimile signature.

            (b) If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated by the Trustee, the Note shall nevertheless be valid.

            (c) A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

            (d) The Trustee shall, upon a written order of the Company signed by an Officer (an "Authentication Order"), authenticate (i) one Global Note evidencing the 2012 Notes for issuance on the Issue Date in the aggregate principal amount not to exceed $38,000,000, (ii) one Global Note evidencing the 2010 Notes for issuance on the Issue Date in the aggregate principal amount not to exceed $12,000,000 and (iii) any other Notes that have been executed by the Company in order to effect any registration of transfer or exchange in accordance with the provisions of Section 2.06.

            (e) The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. Unless otherwise provided in such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent shall have the same rights as the Trustee to deal with Holders, the Company or an Affiliate of the Company.

            Section 2.03 Registrar, Paying Agent and Calculation Agent.

            (a) The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register (the "Security Register") of the Notes and of their transfer and exchange. The Company shall maintain the services of a duly-appointed Calculation Agent. The Company may appoint one or more co-registrars, one or more additional paying agents and one or more calculation agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent, Registrar or Calculation Agent without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar, Paying Agent or Calculation Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

            (b) The Company initially appoints The Bank of New York, a New York banking corporation, to act as Common Depositary with respect to the Global Notes.

            (c) The Company initially appoints the Trustee to act as Registrar and Paying Agent and to act as Custodian with respect to the Global Notes, and the Trustee hereby agrees so to initially act.

            Section 2.04 Paying Agent to Hold Money in Trust.

            The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all funds held by it relating to the Notes to the Trustee. The Company at any time may require a Paying Agent to pay all funds held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for such funds. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all funds held by it as Paying Agent. Upon any Event of Default under Sections 6.01(h) and (i) hereof relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

            Section 2.05 Holder Lists.

            The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Company shall furnish or cause to be furnished to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date or such shorter time as the Trustee may allow, as the Trustee may reasonably require of the names and addresses of the Holders.

            Section 2.06 Transfer and Exchange.

            (a) As provided herein, interests in a Global Note will be exchanged, upon 45 days' notice by a holder of an interest in such Global Note for Notes in definitive form ("Definitive Notes"). Each Global Note shall be deposited with the Common Depositary, which shall hold such Global Note in safe custody for the account of Euroclear and/or Clearstream and instruct Euroclear or Clearstream or both of them, as the case may be, to credit the principal amounts of the Notes represented by such Global Note to the holder's distribution account with Euroclear or Clearstream. Each relevant Global Note shall be exchangeable in whole or from time to time in part for an interest, equal to the principal amount of the part of such Global Note being exchanged, for Definitive Notes in the same principal amount, upon request of Euroclear or Clearstream to the Registrar, but only upon delivery by Euroclear or Clearstream, acting on behalf of the beneficial owners of such interests, to the Registrar at its principal office in London, of certificates substantially in the form of Exhibit C hereto. The delivery to the Registrar of any certificate in the form referred to above may be relied upon by the Company, the Trustee and the Registrar as conclusive evidence that related certificates have been delivered to Euroclear or Clearstream as contemplated by the terms of this
Section 2.06.

            (b) In accordance with the terms of a Global Note and this Indenture, the Registrar shall deliver at the cost of the Company, upon not less than 45 days' notice to the Registrar by Euroclear or Clearstream, the relevant Definitive Notes in exchange for interests in such Global Note. For this purpose, the Registrar is authorized and it shall (A) authenticate each such Definitive Note and (B) deliver each such Definitive Note to or to the order of Euroclear or Clearstream, in exchange for interests in such Global Note. The Registrar shall promptly notify the Company upon receipt of a request for issue of Definitive Notes the aggregate principal amount of the relevant Global Note to be exchanged in connection therewith. The Company undertakes to deliver to, or to the order of, the Registrar sufficient numbers of duly executed Definitive Notes to enable the Registrar to comply with its obligations under this Section 2.06(b). Such exchange shall be made free of charge to the holder and the beneficial owners of the relevant Global Note and to the holders of the Definitive Notes issued in exchange as provided above, except that a Person receiving Definitive Notes must bear the cost of insurance, postage, transportation and the like in the event that such Person does not receive such Definitive Notes in person at the offices of a Registrar. Notwithstanding the above, interests in a Global Note shall be exchangeable in whole (but not in part) at the cost of the Company for Definitive Notes under the conditions described in Section 2.01(e).

            (c) Upon any exchange of an interest in a Global Note for Definitive Notes, the relevant Global Note shall be endorsed by the Trustee or the Registrar to reflect the reduction of its principal amount by the aggregate principal amount so exchanged. Until exchanged in full, the holder of any interest in any Global Note shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes authenticated and delivered hereunder. Once exchanged in full, a Global Note shall be canceled and disposed of by the Trustee in accordance with its customary procedures and a certificate of disposition will be sent to the Company.

            (d) The Trustee or the Registrar shall cause all Global Notes and Definitive Notes delivered to it and held by it hereunder to be maintained in safe custody in accordance with this Section 2.06.

            (e) The Security Register shall be in written form in the English language and shall include a record of the certificate number of each Note of a particular maturity that has been issued, and shall show the amount of such Notes, the date of issue, all subsequent transfers and changes in ownership in respect thereof and the names, tax identifying numbers (if relevant to a specific holder), addresses of the holders of the Notes and any payment instructions with respect thereto (if different from a holder's registered address).

            (f) The Registrar shall at all reasonable times during office hours make the Securities Register with respect to Notes of a particular maturity available to the Trustee, the Paying Agent, the Company and the holders of such Notes or any person authorized by the Company in writing for inspection and for taking of copies thereof or extracts therefrom, and at the expense of the Company, the Registrar shall deliver to such persons all lists of holders of such Notes, their addresses, amounts of such holdings and other details as they may request.

            (g) the Registrar shall handle all requests for the registration of transfer of Notes and receive certificates for the Notes deposited with the transfer agent for transfer or exchange, and in doing so, shall ensure that every Note presented or surrendered for registration of transfer or exchange (if so required by the Company, the Trustee, the Paying Agent or the Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer (in form satisfactory to the Company and the Registrar) duly executed by the holder thereof or by such holder's attorney duly authorized in writing.

            (h) Prior to the Unrestricted Date, no beneficial interest in a Global Note may be transferred to any U.S. person (as defined in Regulation S under the Securities Act) or inside the United States as evidenced by a certification in the form of Exhibit C hereto received by the Registrar. Unless determined otherwise by the Company in accordance with applicable law, in the event prior to the Unrestricted Date a Definitive Note is issued in exchange for a beneficial interest in a Global Note, such Definitive Note shall bear the Regulation S Legend shown on the form of Note attached hereto as Exhibit A. On and after the Unrestricted Date, no such certification shall be required with respect to such transfers and the Trustee is hereby authorized to remove such Regulation S Legend from the applicable Notes.

            (i) The Trustee and the Registrar shall be entitled to treat a telephone, telex or facsimile communication from a person purporting to be (and who the Trustee or the Registrar believe in good faith to be) the authorized representative of the Company, named in a list furnished to the Trustee and the Registrar from time to time, as sufficient instructions and authority of the Company for the Trustee and the Registrar to act in accordance with this Section 2.06.

            (j) Title to the Notes shall pass by delivery. However, title to Notes issued in the form of Global Notes held through Euroclear and Clearstream shall be transferable only in accordance with the rules and procedures of Euroclear and Clearstream, as appropriate.

            Section 2.07 Replacement Notes.

            If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate a replacement Note. If required by the Trustee or the Company, the Holder of such Note shall provide indemnity that is sufficient, in the judgment of the Trustee or the Company, to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer in connection with such replacement. If required by the Company, such Holder shall reimburse the Company for its reasonable expenses in connection with such replacement.

            Every replacement Note issued in accordance with this Section 2.07 shall be the valid obligation of the Company, evidencing the same debt as the destroyed, lost or stolen Note, and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

            Section 2.08 Outstanding Notes.

            (a) The Notes outstanding at any time shall be the entire principal amount of Notes represented by all of the Global Notes and Definitive Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those subject to reductions in beneficial interests effected by the Trustee in accordance with Section 2.06 hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in
Section 2.09 hereof, a Note shall not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

            (b) If a Note is replaced pursuant to Section 2.07 hereof, it shall cease to be outstanding unless the Trustee receives proof satisfactory to it that the replaced note is held by a protected purchaser.

            (c) If the principal amount of any Note is considered paid under
Section 4.01 hereof, it shall cease to be outstanding and interest on it shall cease to accrue.

            (d) If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date, a Purchase Date, Repurchase Date or a maturity date, funds sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

            Section 2.09 Treasury Notes.

            In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Affiliate of the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee knows are so owned shall be so disregarded.

            Section 2.10 Temporary Notes.

            Until certificates representing Notes are ready for delivery, the Company may prepare and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate temporary Notes. Such temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Global Notes or Definitive Notes in exchange for temporary Notes, as applicable. After preparation of Definitive Notes, the temporary Note will be exchangeable for Definitive Notes upon surrender of the temporary Notes.

            Holders of temporary Notes shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

            Section 2.11 Cancellation.

            The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. Upon sole direction of the Company, the Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes (subject to the record retention requirements of the Exchange Act or other applicable laws) unless by written order, signed by an Officer of the Company, the Company directs them to be returned to it. Certification of the destruction of all cancelled Notes shall be delivered to the Company only upon written request. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

            Section 2.12. Payment of Interest; Defaulted Interest.

            If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related Interest Payment Date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related Interest Payment Date and the amount of such interest to be paid.

            Section 2.13 ISIN Numbers.

            The Company in issuing the Notes may use "ISIN" numbers (if then generally in use), and, if so, the Trustee shall use "ISIN" numbers in notices of redemption or Offers to Purchase as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption or notice of an Offer to Purchase and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or Offer to Purchase shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee in writing of any change in the "ISIN" numbers.

            Section 2.14 Record Date.

            The record date for purposes of determining the identity of Holders of Notes entitled to vote or consent to any action by vote or consent or permitted under this Indenture shall be 15 days prior to the date of such vote, consent or action.

                                  ARTICLE III

                           REDEMPTION AND PREPAYMENT

            Section 3.01 Notices to Trustee.

            If the Company elects to redeem Notes of a particular maturity pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 45 days but not more than 60 days before a redemption date (or such shorter period as allowed by the Trustee), an Officers' Certificate setting forth (a) the applicable section of this Indenture pursuant to which the redemption shall occur, (b) the redemption date, (c) the principal amount of such Notes to be redeemed and (d) the redemption price.

            Section 3.02 Selection of Notes to Be Redeemed.

            If less than all of the Notes of a particular maturity are to be redeemed at any time, the Trustee shall select the Notes to be redeemed among the Holders of such Notes in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed or, if such Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee deems fair and appropriate. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes of such maturity not previously called for redemption.

            The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or integral multiples thereof; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not an integral multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

            Section 3.03 Notice of Redemption.

            At least 30 days but not more than 60 days prior to a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at such Holder's registered address appearing in the Security Register, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a satisfaction and discharge pursuant to
Article 10 hereof.

            The notice shall identify the Notes to be redeemed and shall state:

            (a) the redemption date;

            (b) the redemption price;

            (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, if applicable, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

            (d) the name and address of the Paying Agent;

            (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

            (f) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

            (g) the applicable section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

            (h) that no representation is made as to the correctness of the ISIN number, if any, listed in such notice or printed on the Notes.

            At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days (or such shorter period allowed by the Trustee), prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice (in the name and at the expense of the Company) and setting forth the information to be stated in such notice as provided in this Section 3.03.

            Section 3.04 Effect of Notice of Redemption.

            Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption shall become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

            Section 3.05 Deposit of Redemption Price.

            On or prior to 11:00 a.m. New York time on the Business Day prior to any redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and, if applicable, accrued and unpaid interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly, and in any event within two (2) Business Days after the redemption date, return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued and unpaid interest, if any, on, all Notes to be redeemed.

            If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for purchase or redemption in accordance with Section 2.08(d) hereof, whether or not such Notes are presented for payment. If a Note is redeemed on or after a Regular Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest, if any, shall be paid to the Person in whose name such Note was registered at the close of business on such Regular Record Date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section
4.01 hereof.

            Section 3.06 Notes Redeemed in Part.

            Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon receipt of an authentication order in accordance with Section
2.02 hereof, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

            Section 3.07 Optional Redemption.

            (a) The 2012 Notes shall not be redeemable at the option of the Company prior to September 1, 2007. Starting on that date, the Company may redeem all (but not less than all) of the 2012 Notes, after giving the notice required pursuant to Section 3.03 hereof. The 2012 Notes may be redeemed at the redemption prices set forth below (expressed as a percentage of principal amount), plus accrued and unpaid interest to but excluding the redemption date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the 12-month period commencing on September 1 of the years set forth below:

         Year                                            Percentage
         ----                                            ----------
         2007............................................106.0%
         2008............................................104.5%
         2009............................................103.0%
         2010............................................101.5%
         2011 and thereafter.............................100.0%

            Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the 2012 Notes or portions thereof called for redemption on the applicable redemption date.

            (b) The 2010 Notes shall not be redeemable at the option of the Company prior to September 1, 2007. Starting on that date, the Company may redeem all (but not less than all) of the 2010 Notes, after giving the notice required pursuant to Section 3.03 hereof. The 2010 Notes may be redeemed at the redemption prices set forth below (expressed as a percentage of principal amount), plus accrued and unpaid interest to but excluding the redemption date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the 12-month period commencing on September 1 of the years set forth below:

         Year                                            Percentage
         ----                                            ----------
         2007............................................106.0%
         2008............................................103.0%
         2009 and thereafter.............................100.0%

            Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the 2010 Notes or portions thereof called for redemption on the applicable redemption date.

            (c) Any prepayment pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

            Section 3.08 Mandatory Redemption.

            (a) The Company agrees that on the dates indicated in the following table, the Company will prepay and there shall become due and payable the corresponding principal amount (or such lesser principal amount as shall then be outstanding) in respect of the aggregate principal Debt evidenced by the 2012 Notes.

         Date                                            Principal Amount
         ----                                            ----------------
         September 1, 2009...............................$2,400,000
         March 1, 2010...................................$3,800,000
         September 1, 2010...............................$9,900,000
         March 1, 2011...................................$9,900,000
         September 1, 2011...............................$4,000,000
         March 1, 2012...................................$4,000,000


The entire remaining principal amount of the 2012 Notes shall become due and payable on September 1, 2012. Each required prepayment made pursuant to this
Section 3.08 shall be made at 100% of principal amount and without payment of any premium and allocated among all of the 2012 Notes in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof. Upon any partial prepayment of the 2012 Notes pursuant to Section 3.07 or any repurchase of the 2012 Notes pursuant to Section 4.12 or 4.17, the principal amount of each required prepayment of the 2012 Notes becoming due under this Section 3.08 on and after the date of such prepayment or purchase shall be reduced in the same proportion as the aggregate unpaid principal amount of the 2012 Notes is reduced as a result of such prepayment or purchase.

            (b) The Company agrees that on the dates indicated in the following table, the Company will prepay and there shall become due and payable the corresponding principal amount (or such lesser principal amount as shall then be outstanding) in respect of the aggregate principal Debt evidenced by the 2010 Notes.

         Date                                            Principal Amount
         ----                                            ----------------
         March 1, 2008...................................$2,000,000
         September 1, 2008...............................$2,000,000
         March 1, 2009...................................$2,000,000
         September 1, 2009...............................$2,000,000
         March 1, 2010...................................$2,000,000

The entire remaining principal amount of the 2010 Notes shall become due and payable on September 1, 2010. Each required prepayment made pursuant to this
Section 3.08 shall be made at 100% of principal amount and without payment of any premium and allocated among all of the 2010 Notes in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof. Upon any partial prepayment of the 2010 Notes pursuant to Section 3.07 or any repurchase of the 2010 Notes pursuant to Section 4.12 or 4.17, the principal amount of each required prepayment of the 2010 Notes becoming due under this Section 3.08 on and after the date of such prepayment or purchase shall be reduced in the same proportion as the aggregate unpaid principal amount of the 2010 Notes is reduced as a result of such prepayment or purchase.

            (c) In the case of each prepayment of Notes pursuant to this Section 3.08, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

            Section 3.09 Offer To Purchase.

            (a) In the event that, pursuant to Section 4.12 or Section 4.17 hereof, the Company shall be required to commence an Asset Sale Offer or a Change of Control Offer (each, an "Offer to Purchase"), it shall follow the procedures specified below.

            (b) The Company shall cause a notice of the Offer to Purchase to be sent at least once to the Dow Jones News Service or similar business news service in the United States.

            (c) The Company shall commence the Offer to Purchase by sending, by first-class mail, with a copy to the Trustee, to each Holder at such Holder's address appearing in the Security Register, a notice the terms of which shall govern the Offer to Purchase stating:

                  (i) that the Offer to Purchase is being made pursuant to this
Section 3.09 and Section 4.12 or Section 4.17, as the case may be, and, in the case of a Change of Control Offer, that a Change of Control has occurred, the circumstances and relevant facts regarding the Change of Control and that a Change of Control Offer is being made pursuant to Section 4.17;

                  (ii) the maximum principal amount of Notes required to be purchased pursuant to Section 4.12 and Section 4.17, as the case may be (the "Offer Amount"), the purchase price set forth in Section 4.12 and Section 4.17, as applicable (the "Purchase Price"), the Offer Period and the Purchase Date (each as defined below);

                  (iii) except as provided in clause (ix), that all Notes timely tendered and not withdrawn shall be accepted for payment;

                  (iv) that any Note not tendered or accepted for payment shall continue to accrue interest;

                  (v) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest after the Purchase Date;

                  (vi) that Holders electing to have a Note purchased pursuant to an Offer to Purchase may elect to have Notes purchased in integral multiples of $1,000 only;

                  (vii) that Holders electing to have a Note purchased pursuant to any Offer to Purchase shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, the Common Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice before the close of business on the third Business Day before the Purchase Date;

                  (viii) that Holders shall be entitled to withdraw their election if the Company, the Common Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note (or portions thereof) the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

                  (ix) that, in the case of an Asset Sale Offer, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000 or integral multiples thereof shall be purchased);

                  (x) that Holders whose Notes were purchased in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer); and

                  (xi) any other procedures the Holders must follow in order to tender their Notes (or portions thereof) for payment and the procedures that Holders must follow in order to withdraw an election to tender Notes (or portions thereof) for payment.

            (d) The Offer to Purchase shall remain open for a period of at least 30 days but no more than 60 days following its commencement, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five (5) Business Days (and in any event no later than the 60th day following the Change of Control) after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the Offer Amount or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Offer to Purchase. Payment for any Notes so purchased shall be made in the same manner as interest payments are made. The Company shall publicly announce the results of the Offer to Purchase on the Purchase Date.

            (e) On or prior to the Purchase Date, the Company shall, to the extent lawful:

                  (i) accept for payment (on a pro rata basis to the extent necessary in connection with an Asset Sale Offer), the Offer Amount of Notes or portions of Notes properly tendered and not withdrawn pursuant to the Offer to Purchase, or if less than the Offer Amount has been tendered, all Notes tendered;

                  (ii) deposit with the Paying Agent funds in an amount equal to the Purchase Price in respect of all Notes or portions of Notes properly tendered; and

                  (iii) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company and that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09.

            (f) The Paying Agent (or the Company, if acting as the Paying Agent) shall promptly (but in the case of a Change of Control, not later than 60 days from the date of the Change of Control) deliver to each tendering Holder the Purchase Price. In the event that any portion of the Notes surrendered is not purchased by the Company, the Company shall promptly execute and issue a new
Note in a principal amount equal to such unpurchased portion of the Note surrendered, and, upon receipt of an Authentication Order in accordance with
Section 2.02 hereof, the Trustee shall authenticate and deliver (or cause to be transferred by book-entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered; provided, however, that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof.

            (g) If the Purchase Date is on or after a Regular Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such Regular Record Date, and no further interest shall be payable to Holders who tender Notes pursuant to the Offer to Purchase.

            (h) The Company shall comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the Offer to Purchase. To the extent that the provisions of any securities laws or regulations conflict with Section 4.12 or
Section 4.17, as applicable, this Section 3.09 or other provisions of this Indenture, the Company shall comply with applicable securities laws and regulations and shall not be deemed to have breached its obligations under
Section 4.12 or Section 4.17, as applicable, this Section 3.09 or such other provision by virtue of such compliance.

            (i) Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made in accordance with the provisions of Section 3.01 through 3.06 hereof.

            Section 3.10 Repurchase of Notes by the Company at the Option of the Holder.

            Unless the Company has elected to redeem all of the 2012 Notes in accordance with Section 3.07, the 2012 Notes shall be purchased by the Company at the option of any holder thereof at any time on or after September 1, 2011 at a date designated by such holder (the "Repurchase Date"), for cash, at a repurchase price of 100% of the principal amount, plus any accrued and unpaid Interest to, but excluding, the Repurchase Date; provided that no 2012 Notes may be repurchased by the Company pursuant to this Section 3.10 if the principal amount of any 2012 Notes has been accelerated and such acceleration has not been rescinded on or prior to the Repurchase Date. Repurchases of 2012 Notes under this Section 3.10 shall be made, at the option of the holder thereof, upon:

            (a) delivery to the Trustee (or other paying agent appointed by the Company) by a holder of a duly completed notice (the "Repurchase Notice") in the form set forth on the reverse of the 2012 Note during the period beginning at any time from the opening of business on the date that is 20 Business Days prior to the Repurchase Date until the close of business on the date that is 10 Business Days prior to the Repurchase Date; and

            (b) delivery or book entry transfer of such 2012 Notes to the Trustee (or other paying agent appointed by the Company) at any time after delivery of the Repurchase Notice (together with all necessary endorsements) at the Corporate Trust Office of the Trustee or any other office of the Trustee (or other paying agent appointed by the Company) in the Borough of Manhattan as provided in Section 4.02, such delivery being a condition to receipt by the holder of the repurchase price therefor; provided that such repurchase price shall be so paid pursuant to this Section 3.10 only if the 2012 Note so delivered to the Trustee (or other paying agent appointed by the Company) shall conform in all respects to the description thereof in the related Repurchase Notice.

            The Company shall purchase from the holder thereof, pursuant to this
Section 3.10, a portion of a 2012 Note, only if the principal amount of such portion is $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a 2012 Note also apply to the purchase of such portion of such 2012 Note.

            Any purchase by the Company contemplated pursuant to the provisions of this Section 3.10 shall be consummated by the delivery of the consideration to be received by the holder promptly following the later of the Repurchase Date and the time of the book entry transfer or delivery of the 2012 Note.

            Notwithstanding anything herein to the contrary, any holder delivering to the Trustee (or other paying agent appointed by the Company) a Repurchase Notice contemplated by this Section 3.10 shall have the right to withdraw such Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Repurchase Date by delivery of a written notice of withdrawal to the Trustee (or other paying agent appointed by the Company) in accordance with Section 3.11. The Company is not obligated under this Section 3.10 to repurchase Notes listed in such written notice of withdrawal.

            The Trustee (or other paying agent appointed by the Company) shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.

            Section 3.11 Effect of Repurchase Notice.

            Upon receipt by the Trustee (or other paying agent appointed by the Company) of the Repurchase Notice specified in Section 3.10, the holder of the 2012 Note in respect of which such Repurchase Notice was given shall (unless such Repurchase Notice is validly withdrawn) thereafter be entitled to receive solely the repurchase price with respect to such 2012 Note. Such repurchase price shall be paid to such holder, subject to receipt of funds or 2012 Notes by the Trustee (or other paying agent appointed by the Company), promptly following the later of (x) the Repurchase Date with respect to such 2012 Note (provided the holder has satisfied the conditions in Section 3.10) and (y) the time of delivery of such 2012 Note to the Trustee (or other paying agent appointed by the Company) by the holder thereof in the manner required by Section 3.10.

            A Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the Corporate Trust Office of the Trustee (or other paying agent appointed by the Company) in accordance with the Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Repurchase Date, specifying:

            (a) the certificate number, if any, of the 2012 Note in respect of which such notice of withdrawal is being submitted, or the appropriate Common Depositary information if the 2012 Note in respect of which such notice of withdrawal is being submitted is represented by a Global Note,

            (b) the principal amount of the 2012 Note with respect to which such notice of withdrawal is being submitted, and

            (c) the principal amount, if any, of such 2012 Note which remains subject to the original Repurchase Notice and which has been or will be delivered for repurchase by the Company.

            Section 3.12 Deposit of Repurchase Price.

            (a) Prior to 11:00 a.m. (New York City Time) on the Business Day prior to the Repurchase Date, the Company shall deposit with the Trustee (or other paying agent appointed by the Company) or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the paying agent, shall segregate and hold in trust as provided in Section 4.01, an amount of cash (in immediately available funds if deposited on such Business Day), sufficient to pay the aggregate repurchase price of all the 2012 Notes or portions thereof that are to be purchased as of the Repurchase Date.

            (b) If the Trustee or other paying agent appointed by the Company, or the Company or a Subsidiary or Affiliate of either of them, if such entity is acting as the paying agent, holds cash sufficient to pay the aggregate repurchase price of all such 2012 Notes, or portions thereof that are to be repurchased as of the Repurchase Date, on or after the Repurchase Date (i) such 2012 Notes will cease to be outstanding, (ii) interest on such 2012 Notes will cease to accrue, and (iii) all other rights of the holders of such 2012 Notes will terminate, whether or not book entry transfer of such 2012 Notes has been made or such 2012 Notes have been delivered to the Trustee or paying agent, other than the right to receive the repurchase price upon delivery of such 2012 Notes.

            Section 3.13 Notes Repurchased in Part.

            Upon presentation of any 2012 Note repurchased pursuant to Section
3.10 only in part, the Company shall execute and the Trustee shall authenticate and make available for delivery to the holder thereof, at the expense of the Company, a new 2012 Note or 2012 Notes, of any authorized denomination, in aggregate principal amount equal to the unrepurchased portion of the 2012 Notes presented.

            Section 3.14 Repayment to the Company.

            The Trustee (or other paying agent appointed by the Company) shall return to the Company any cash or money that remains unclaimed as provided in
Section 11.03, together with interest, if any, thereon, held by them for the payment of the repurchase price pursuant to Section 3.10; provided that to the extent that the aggregate amount of cash or money deposited by the Company pursuant to Section 3.12 exceeds the aggregate repurchase price of the 2012 Notes or portions thereof which the Company is obligated to purchase as of the Repurchase Date, then, unless otherwise agreed in writing with the Company, promptly after the Business Day following the Repurchase Date, the Trustee shall return any such excess to the Company together with interest, if any, thereon.

                                   ARTICLE IV

                                    COVENANTS

            Section 4.01 Payment of Notes.

            The Company shall pay or cause to be paid the principal of, premium, if any, and interest on, the Notes on the dates and in the manner provided in this Indenture and the Notes. If the Company has not obtained a listing of its common stock on either the Nasdaq Capital Market or the Nasdaq Global Market on or before July 1, 2007 or if the Company is not at that time currently maintaining such listing, the Company shall pay Additional Interest in the same manner and on the dates set forth in the Notes and this Indenture. The Company shall pay Liquidated Damages upon the occurrence of any events, in the amounts and at the times specified in the definition of "Liquidated Damages" in Section
1.01 hereof. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 11:00 a.m. New York Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. Such Paying Agent shall return to the Company promptly, and in any event, no later than five (5) Business Days following the date of payment, any money (including accrued interest) that exceeds such amount of principal, premium, if any, and interest paid on the Notes. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

            The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 4% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods), from time to time on demand at the same rate to the extent lawful.

            Interest shall be computed on the basis of a 360-day year of twelve 30-day months for the actual number of days elapsed.

            Section 4.02 Maintenance of Office or Agency.

            (a) The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office or drop facility of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be presented or surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

            (b) The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

            (c) The Company hereby designates the Corporate Trust Office of the Trustee, as one such office, drop facility or agency of the Company in accordance with Section 2.03 hereof.

            Section 4.03 Reports.

            (a) Whether or not required by the Commission's rules and regulations, so long as any of the Notes remain outstanding, the Company shall file with the Trustee and furnish to the holders (or promptly provide notice thereof to the Trustee in case of documents described below that are publicly available) within the time periods specified in the Commission's rules and regulations:

                  (i) all quarterly and annual reports that would be required to be filed with the Commission on Forms 10-QSB and 10-KSB if the Company were required to file such reports (or Forms 10-Q and 10-K if the Company is not eligible to file Forms 10-QSB or 10-KSB, as the case may be); and

                  (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

            All such reports shall be prepared in all material respects in accordance with all of the rules and regulations of the Commission applicable to such reports. Each annual report on Form 10-KSB (or 10-K, as the case may be) shall include a report on the Company's consolidated financial statements by a firm of independent certified accountants identified in Section 4.20. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee shall be entitled to rely exclusively on Officers' Certificates).

            (b) So long as any of the Notes remains outstanding, the Company will provide to the Trustee (i) within 90 days after the close of each fiscal year, an Officers' Certificate stating the Fixed Charge Coverage Ratio with respect to the four most recent quarterly periods and showing in reasonable detail the calculation of the Fixed Charge Coverage Ratio, including the arithmetic computations of each component of the Fixed Charge Coverage Ratio; and (ii) as soon as possible and in any event within 14 days after the Company becomes aware of the occurrence of a Default, an Officers' Certificate setting forth the details of the Default, and the action that the Company proposes to take with respect thereto.

            (c) For as long as any Notes are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, during any period in which the Company is neither subject to Section 13 or 15(d) of the Exchange Act, nor exempt from reporting pursuant to Rule 12g3-2(b) thereunder, the Company shall supply (i) to any holder or beneficial owner of a Note or (ii) upon their request to a prospective purchaser of a Note or beneficial interest therein designated by such holder or owner, the information specified in, and meeting the requirements of Rule 144A(d)(4) under the Securities Act.

            Section 4.04 Compliance Certificate.

            The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year or 20 days after the reasonable request therefor from the Trustee, an Officers' Certificate stating that a review of the activities of the Company, the Subsidiary Guarantor and their respective Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company, the Subsidiary Guarantor and their respective Subsidiaries have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company, the Subsidiary Guarantor and their respective Subsidiaries have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and are not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of, premium, if any, or interest on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

            Section 4.05 Taxes.

            The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments and governmental levies, except such as are being contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the holders.

            Section 4.06 Stay, Extension and Usury Laws.

            The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

            Section 4.07 Corporate Existence.

            Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and
(ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any Subsidiary, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes, or that such preservation is not necessary in connection with any transaction not prohibited by this Indenture.

            Section 4.08 Payments for Consent.

            The Company shall not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or is paid to all holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

            Section 4.09 Incurrence of Additional Debt.

            The Company shall not, and shall not permit any Subsidiary to, Incur, directly or indirectly, any Debt unless such Debt is Permitted Debt.

            The term "Permitted Debt" is defined to include the following:

            (a) (i) Debt of the Company evidenced by the Notes and (ii) Debt of the Subsidiary Guarantors evidenced by Subsidiary Guarantees relating to the Notes;

            (b) Debt of the PRC Subsidiary under Credit Facilities, provided that the aggregate principal amount of all such Debt under Credit Facilities at any one time outstanding shall not exceed $3.0 million (or its equivalent in another currency; provided that the amount of Debt so Incurred shall not be deemed to exceed such amount as a result of changes in foreign currency exchange rates) prior to the third anniversary of the Issue Date, nor exceed $6.0 million (or its equivalent in another currency; provided that the amount of Debt so Incurred shall not be deemed to exceed such amount as a result of changes in foreign currency exchange rates) after the third anniversary of the Issue Date, which amount shall be permanently reduced by the amount of Net Available Cash used to Repay Debt under Credit Facilities and not subsequently reinvested in Additional Assets or used to purchase Notes or Repay other Debt, pursuant to
Section 4.12;

            (c) Debt of the Company owing to and held by any Wholly Owned Subsidiary and Debt of a Subsidiary owing to and held by the Company or any Wholly Owned Subsidiary; provided, however, that any subsequent issue or transfer of Capital Stock or other event that results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any subsequent transfer of any such Debt (except to the Company or a Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Debt by the issuer thereof;

            (d) Debt under Interest Rate Agreements entered into by the Company or a Subsidiary Guarantor for the purpose of limiting interest rate risk in the ordinary course of the financial management of the Company or such Subsidiary Guarantor and not for speculative purposes, provided that the obligations under such agreements are directly related to payment obligations on Debt otherwise permitted by the terms of this Section 4.09;

            (e) Debt under Currency Exchange Protection Agreements entered into by the Company or a Subsidiary for the purpose of limiting currency exchange rate risks directly related to transactions entered into by the Company or such Subsidiary in the ordinary course of business and not for speculative purposes;

            (f) Debt under Commodity Price Protection Agreements entered into by the Company or a Subsidiary in the ordinary course of the financial management of the Company or such Subsidiary and not for speculative purposes;

            (g) Debt in connection with one or more standby letters of credit or performance bonds issued by the Company or a Subsidiary Guarantor in the ordinary course of business or pursuant to self-insurance obligations and not in connection with the borrowing of money or the obtaining of advances or credit;

            (h) Debt of the Company or a Subsidiary outstanding on the Issue Date not otherwise described in clauses (a) through (g) above; and

            (i) Permitted Refinancing Debt Incurred in respect of Debt Incurred pursuant to clause clause (a) and (h) above.

            Notwithstanding anything to the contrary contained in this Section 4.09, any Debt that is Incurred pursuant to clause clause (c) above shall be Incurred only if such Debt is a Subordinated Obligation, and accrual of interest, accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Debt, will be deemed not to be an Incurrence of Debt for purposes of this Section 4.09.

            For purposes of determining compliance with this Section, in the event that an item of Debt meets the criteria of more than one of the categories of Permitted Debt described in clauses (a) through (i) above, the Company shall, in its sole discretion, classify (in whole or in part, in its sole discretion) such item of Debt in any manner that complies with this Section.

            Section 4.10 Limitation on Restricted Payments.

            The Company shall not make, and shall not permit any Subsidiary to make, directly or indirectly, any Restricted Payment. Notwithstanding the foregoing, the Company or any Subsidiary may make a Restricted Payment solely of the type listed under clause (d) of the definition of "Restricted Payments," if at the time of, and after giving effect to, such proposed Restricted Payment,

            (a) no Default or Event of Default shall have occurred and be continuing, and

            (b) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made since the Issue Date (the amount of any Restricted Payment, if made other than in cash, to be based upon Fair Market Value at the time of such Restricted Payment) would not exceed an amount equal to the sum of:

                  (1) 100% of the Capital Stock Sale Proceeds, plus

                  (2) the sum of:

                        (A) the aggregate net cash proceeds received by the
                  Company or any Subsidiary Guarantor from the issuance or sale after the Issue Date of convertible or exchangeable Debt that has been converted into or exchanged for Capital Stock (other than Disqualified Stock) of the Company, and

                        (B) the aggregate amount by which Debt (other than
                  Subordinated Obligations) of the Company or any Subsidiary Guarantor is reduced on the Company's consolidated balance sheet on or after the Issue Date upon the conversion or exchange of any Debt issued or sold on or prior to the Issue Date that is convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company, excluding, in the case of clause (A) or (B):

                        (x) any such Debt issued or sold to the Company or a
                  Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees, and

                        (y) the aggregate amount of any cash or other Property
                  distributed by the Company or any Subsidiary upon any such conversion or exchange, plus

                  (3) an amount equal to the sum of the net reduction in
            Investments in any Person other than the Company or a Subsidiary resulting from dividends, repayments of loans or advances or other t 12 6 transfers of Property, in each case to the Company or any Subsidiary from such Person, minus

                  (4) if the aggregate amount of Consolidated Net Income accrued during the period (treated as one accounting period) from the Issue Date to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment shall be a deficit, 100% of such deficit.

            Notwithstanding the foregoing limitation, the Company may:

                  (a) purchase, repurchase, redeem, legally defease, acquire or retire for value Capital Stock of the Company or Subordinated Obligations in exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees); provided, however, that

                        (1) such purchase, repurchase, redemption, legal
                  defeasance, acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments and

                        (2) the Capital Stock Sale Proceeds from such exchange
                  or sale shall be excluded from the calculation pursuant to clause (b)(2) above;

                  (b) purchase, repurchase, redeem, legally defease, acquire or retire for value any Subordinated Obligations in exchange for, or out of the proceeds of the substantially concurrent sale of, Permitted Refinancing Debt; provided, however, that such purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments; and

                  (c) make repurchases of Capital Stock deemed to occur upon the exercise of stock options if such Capital Stock represents a portion of the exercise price thereof; provided, however, that such repurchases will be excluded from subsequent calculations of the amount of Restricted Payments.

            Section 4.11 Limitation on Liens.

            (a) The Company shall not, and shall not permit any Subsidiary to, directly or indirectly, Incur or suffer to exist, any Lien (other than Liens described in clause (b) of the definition of "Permitted Liens") on any Collateral.

            (b) The Company shall not, and shall not permit any Subsidiary to, directly or indirectly, Incur or suffer to exist, any Lien (other than Permitted Liens) upon any of its Property (including Capital Stock of a Subsidiary), whether owned at the Issue Date or thereafter acquired, or any interest therein or any income or profits therefrom, unless it has made or will make effective provision whereby the Notes or the applicable Subsidiary Guarantee will be secured by such Lien equally and ratably with (or, if such other Debt constitutes Subordinated Debt, prior to) all other Debt of the Company or any of its Subsidiaries secured by such Lien for so long as such other Debt is secured by such Lien.

            Section 4.12 Limitation on Asset Sales.

            The Company shall not, and shall not permit any Subsidiary to, directly or indirectly, consummate any Asset Sale if the Fair Market Value of all Asset Sales in the calendar year of such proposed Asset Sale would exceed $4.5 million, and unless:

            (a) the Company or such Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the Property subject to such Asset Sale;

            (b) at least 75% of the consideration paid to the Company or such Subsidiary in connection with such Asset Sale is in the form of cash or Cash Equivalents, or securities, notes or other obligations received by the Company or any Subsidiary from the transferee and such securities, notes or other obligations are promptly (but in no event later than 30 days following receipt thereof by the Company or its Subsidiary) converted by the Company or its Subsidiary into cash, or the assumption by the purchaser of liabilities of the Company or any of its Subsidiaries (other than contingent liabilities or liabilities that are by their terms subordinated to the Notes or the applicable Subsidiary Guarantee) as a result of which the Company and its Subsidiaries are no longer obligated with respect to such liabilities; and

            (c) the Company delivers an Officers' Certificate to the Trustee certifying that such Asset Sale complies with the foregoing clauses (a) and (b).

      The Net Available Cash (or any portion thereof) from Asset Sales may be applied by the Company or a Subsidiary, to the extent the Company or such Subsidiary elects (or is required by the terms of any Debt):

            (a) to Repay Senior Debt of the Company or any Subsidiary Guarantor or Debt of any Subsidiary that is not a Subsidiary Guarantor (excluding, in any such case, any Debt owed to the Company or an Affiliate of the Company); or

            (b) to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Subsidiary with Net Available Cash received by the Company or another Subsidiary).

      Any Net Available Cash from an Asset Sale not applied in accordance with the preceding paragrat 12 ph within 120 days from the date of the receipt of such Net Available Cash shall constitute "Excess Proceeds."

            When the aggregate amount of Excess Proceeds exceeds $2.0 million (taking into account income earned on such Excess Proceeds, if any), the Company will be required to make an offer to repurchase (the "Asset Sale Offer") the Notes, which offer shall be in the amount of the Allocable Excess Proceeds (rounded to the nearest $1,000), on a pro rata basis according to principal amount, at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the repurchase date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the procedures (including prorating in the event of oversubscription) set forth in Section
3.09. To the extent that any portion of the amount of Net Available Cash remains after compliance with the preceding sentence and provided that all holders of Notes have been given the opportunity to tender their Notes for repurchase in accordance with this Indenture, the Company or such Subsidiary may use such remaining amount for any purpose permitted by this Indenture, and the amount of Excess Proceeds will be reset to zero.

            The term "Allocable Excess Proceeds" shall mean the product of:

            (a) the Excess Proceeds and

            (b) a fraction,

                  (1) the numerator of which is the aggregate principal amount of the Notes outstanding on the date of the Asset Sale Offer, and

                  (2) the denominator of which is the sum of the aggregate
            principal amount of the Notes outstanding on the date of the Asset Sale Offer and the aggregate principal amount of other Debt of the Company outstanding on the date of the Asset Sale Offer that is pari passu in right of payment with the Notes and subject to terms and conditions in respect of Asset Sales similar in all material respects to this Section 4.12 and requiring the Company to make an offer to repurchase such Debt at substantially the same time as the Asset Sale Offer.

      Section 4.13 Limitation on Restrictions on Distributions from
Subsidiaries.

      The Company shall not, and shall not permit any Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist any consensual restriction on the right of any Subsidiary to:

            (a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock owned by, or pay any Debt or other obligation owed to, the Company or any other Subsidiary,

            (b) make any loans or advances to the Company or any other Subsidiary, or

            (c) transfer any of its Property to the Company or any other Subsidiary.

The foregoing limitations will not apply:

            (1) with respect to clauses (a), (b) and (c), to restrictions:

                  (A) in effect on the Issue Date (including, without limitation, restrictions pursuant to the Notes and this Indenture),

                  (B) relating to Debt of a Subsidiary and existing at the time it became a Subsidiary if such restriction (x) was not created in connection with or in anticipation of the transaction or series of transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by the Company and (y) t 18 0 does not materially adversely affect the ability of the Company to make payments on the Notes, or

                  (C) that result from the Refinancing of Debt Incurred pursuant to an agreement referred to in clause (1)(A) or (B) above or in clause (2)(A) or
(B) below, provided such restrictions are not less favorable to the holders of Notes than those under the agreement evidencing the Debt so Refinanced, and

            (2) with respect to clause (c) only, to restrictions:

                  (A) relating to Debt that is permitted to be Incurred and secured without also securing the Notes or the applicable Subsidiary Guarantee pursuant to Section 4.09 and Section 4.11 that limit the right of the debtor to dispose of the Property securing such Debt,

                  (B) encumbering Property at the time such Property was acquired by the Company or any Subsidiary, so long as such restrictions relate solely to the Property so acquired and were not created in connection with or in anticipation of such acquisition,

                  (C) resulting from customary provisions restricting subletting or assignment of leases or customary provisions in other agreements that restrict assignment of such agreements or rights thereunder, or

                  (D) customary restrictions contained in asset sale agreements limiting the transfer of such Property pending the closing of such sale.

            Section 4.14 Limitations on Transactions with Affiliates.

            The Company shall not, and shall not permit any Subsidiary to, directly or indirectly, conduct any business or enter into any transaction or series of transactions (including the purchase, sale, transfer, assignment, lease, conveyance or exchange of any Property or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (an "Affiliate Transaction"), unless:

            (a) the terms of such Affiliate Transaction are:

                  (i) set forth in writing,

                  (ii) fair to the Company or such Subsidiary, as the case may be, and

                  (iii) no less favorable to the Company or such Subsidiary, as the case may be, than those that could be obtained in a comparable arm's-length transaction with a Person that is not an Affiliate of the Company,

            (b) if such Affiliate Transaction involves aggregate payments or value in excess of $1.0 million, the Board of Directors (including a majority of the disinterested members of the Board of Directors) approves such Affiliate Transaction and, in its good faith judgment, believes that such Affiliate Transaction complies with clauses (a)(ii) and (iii) of this paragraph as evidenced by a Board Resolution promptly delivered to the Trustee, and

            (c) if such Affiliate Transaction involves aggregate payments or value in excess of $5.0 million, the Company obtains a written opinion from an Independent Financial Advisor to the effect that the consideration to be paid or received in connection with such Affiliate Transaction is fair, from a financial point of view, to the Company and its Subsidiaries.

            Notwithstanding the foregoing limitation, the Company or any of its Subsidiaries may enter into or suffer to exist the following:

            (a) any transaction or series of transactions between the Company and one or more of its Subsidiaries or between two or more of its Subsidiaries in the ordinary course of business, provided that no more than 5% of the total voting power of the Voting Stock (on a fully diluted basis) of any such Subsidiary is owned by an Affiliate of the Company (other than a Subsidiary);

            (b) any Restricted Payment permitted to be made pursuant to Section
4.10 or any Permitted Investment;

            (c) the payment of compensation (including amounts paid pursuant to employee benefit plans), incentive plans, employment agreements and option grants for the personal services of officers, directors and employees of the Company or any of its Subsidiaries, so long as the Board of Directors in good faith shall have approved the terms thereof and deemed the services theretofore or thereafter to be performed for such compensation to be fair consideration therefor;

            (d) loans and advances to employees made in the ordinary course of business and consistent with the past practices of the Company or such Subsidiary, as the case may be, provided that such loans and advances do not exceed $250,000 in the aggregate at any one time outstanding;

            (e) transactions otherwise in compliance with clause (a) of this
Section 4.14 and expressly contemplated by Section 4.23;

            (f) any payments or other transactions pursuant to any tax-sharing agreement between the Company and any other Person with which the Company files a consolidated tax return or with which the Company is part of a consolidated group for tax purposes; and

            (g) the following agreements in effect on the Issue Date and any modifications, extensions or renewals thereto that are no less favorable to the Company or any of its Subsidiaries thereof than such agreements as in effect on the Issue Date, namely:

            (1) that certain Agreement of Trademark Use dated August 18, 2004, between Harbin Tech Full Electric Co. Ltd. and Harbin Tech Full Industry Co. Ltd. for two registered trademarks owned by the latter entity;

            (2) that certain Lease Agreement dated March 20, 2005, between Harbin Tech Full Electric Co. Ltd. and Harbin Tech Full Industry Co., Ltd. for leasing premises on the former entity's main campus in Harbin, PRC; and

            (3) that certain Patent Transfer Agreement dated August 19, 2004 between Harbin Tech Full Electric Co. Ltd. and Harbin Tech Full Industry Co. Ltd. for three patents owned by the latter entity.

            Section 4.15 Limitation on Issuance or Sale of Capital Stock of Subsidiaries.

            The Company shall not:

            (a) sell, pledge, hypothecate or otherwise dispose of any shares of Capital Stock of a Subsidiary, or

            (b) permit any Subsidiary to, directly or indirectly, issue or sell or otherwise dispose of any shares of its Capital Stock,

other than, in the case of either (a) or (b):

                  (1) directors' qualifying shares,

                  (2) to the Company or a Wholly Owned Subsidiary, or

                  (3) a disposition of 100% of the shares of Capital Stock of such Subsidiary; provided, however, that, in the case of this clause (3),

                        (i) such disposition is effected in compliance with
Section 4.12, and

                        (ii) upon consummation of such disposition and execution and delivery of a supplemental indenture in form satisfactory to the Trustee, such Subsidiary shall be released from any Subsidiary Guarantee previously made by such Subsidiary.

            Section 4.16 Maintenance of Consolidated Tangible Net Worth.

            The Company shall not, on the Issue Date (after giving effect to the issuance of the Notes) or at the end of any fiscal quarter thereafter, permit its Consolidated Tangible Net Worth to be less than the Consolidated Tangible Net Worth Threshold. The "Consolidated Tangible Net Worth Threshold" shall be equal to $25.0 million from the Issue Date until the first annual anniversary thereof, and at each annual anniversary of the Issue Date shall increase by an amount equal to $10.0 million.

            Section 4.17 Repurchase at the Option of Holders Upon a Change of Control.

            (a) Upon the occurrence of a Change of Control, the Company shall, within 7 days thereafter notify the Trustee and the Holders of such Change of Control, and within 30 days of a Change of Control, make an offer (the "Change of Control Offer") pursuant to the procedures set forth in Section 3.10. Each Holder shall have the right to accept such offer and require the Company to repurchase all or any part of such Holder's Notes pursuant to the Change of Control Offer at a purchase price, in cash, equal to 102.5% of the principal amount of Notes repurchased, plus accrued and unpaid interest and Additional Interest, if any, on the Notes repurchased, to the Purchase Date.

            (b) The Company shall not be required to make a Change of Control Offer following a Change of Control if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer or (ii) notice of redemption has been given for all outstanding Notes pursuant to Section 3.07 unless and until there is a default in payment of the applicable redemption price.

            Section 4.18 Future Subsidiary Guarantors.

            The Company shall cause each Person that becomes a Subsidiary following the Issue Date to execute and deliver to the Trustee a Subsidiary Guarantee at the time such Person becomes a Subsidiary, provided that any such Subsidiary that is domiciled in the PRC shall not be required to execute a Subsidiary Guarantee unless after the Issue Date a change in law or interpretation of law in the PRC allows a company domiciled in the PRC to provide a guarantee of Debt without approval by any governmental body in the PRC.

            Section 4.19 Limitation on Company's Business.

            The Company shall not, and the Company shall not permit any Subsidiary to, directly or indirectly, engage in any business other than a Related Business.

            Section 4.20 Engage Qualified Auditing Firm.

            The Company shall, no later than March 1, 2007, appoint any one of the following accounting firms as auditor of the Company and its Subsidiaries, and shall cause this auditor to audit the Company's annual financial statements starting from the fiscal year beginning January 1, 2007 and perform an interim review of the Company's consolidated quarterly financial statements, all in accordance with Regulation S-X under the Securities Act: PricewaterhouseCoopers; Deloitte Touche Tohmatsu; Ernst & Young; KPMG; BDO International; Grant Thornton International; RSM International; Baker Tilly International; Horwath International; Moores Rowland International; Nexia International; PKF International; Moore Stephens International; HLB International or Kreston International.

            Section 4.21 Impairment of Security Interest.

            Neither the Company nor any Subsidiary Guarantor shall, and neither the Company nor any Subsidiary Guarantor shall permit any Subsidiary to, take or omit to take any action that would have the result of materially impairing the security interest with respect to the Collateral for the benefit of the Trustee and the holders of the Notes, and neither the Company nor any Subsidiary Guarantor shall, and neither the Company nor any Subsidiary Guarantor shall permit any Subsidiary to, grant to any Person other than the Collateral Agent, for the benefit of the Trustee and the holders of the Notes and the other beneficiaries described in the Security Documents, any interest whatsoever in any of the Collateral.

            Section 4.22 Amendments to Security Documents.

            Neither the Company nor any Subsidiary Guarantor shall, and neither the Company nor any Subsidiary Guarantor shall permit any Subsidiary to, amend, waive or otherwise modify, or permit or consent to any amendment, waiver or other modification, of the Security Documents in any way that would be adverse to the holders of the Notes.

            Section 4.23 Use of Proceeds.

            The Company will not use the net proceeds from the sale of the Notes, in any amount, for any purpose other than to acquire 100% ownership of Harbin Taifu (for which the Company shall not, directly or indirectly, pay consideration that, in the aggregate exceeds $10.5 million in value, nor includes more than $4.0 million in cash or more than $6.5 million in shares of the Company's Common Stock (valued on the basis of the volume weighted average price of such shares for the 15 trading days immediately prior to execution of a commitment to make such acquisition)); establish a new facility and set up an auto motor manufacturing company; acquire a majority of the Capital Stock or assets of a rotary motor manufacturer and expand plant size and purchase new equipment and set up standard manufacturing facilities; purchase equipment for manufacturing and testing, as well as updated technology, for a light rail passenger train system driven by linear motors; purchase equipment to manufacture small linear motors for food processing machinery and cabinets; and purchase equipment for production related to motors used by magnetic levitation passenger trains; and pending the application of all of such net proceeds in such manner, to invest the portion of such net proceeds not yet so applied in Cash Equivalents. Following the application of net proceeds in such manner, any remaining net proceeds may be applied for general corporate purposes not otherwise prohibited by the terms of this Indenture..

            Section 4.24 Maintenance of Insurance.

            The Company shall, and shall cause its Subsidiaries to, maintain insurance policies covering such risks, in such amounts and with such terms as are normally carried by similar companies engaged in a similar business to the Related Business in the PRC.

            Section 4.25 Listing of the Company's Common Stock.

            The Company shall make such filings, registrations or qualifications and take all other necessary action and will use its best efforts to obtain such consents, approvals and authorizations, if any, and satisfy all conditions that the Nasdaq Capital Market or Nasdaq Global Market may impose on listing the Company's common stock and shall use its best efforts to obtain such listing by no later than April 1, 2007 and maintain such listing continuously thereafter.

            Section 4.26 Government Approvals and Licenses; Compliance with Law.

            The Company shall, and shall cause its Subsidiaries to, (a) obtain and maintain in full force and effect all governmental approvals, authorizations, consents, permits, concessions and licenses as are necessary to engage in a Related Business, (b) preserve and maintain good and valid title to its properties and assets (including land-use rights) free and clear of any Liens other than Permitted Liens and (c) comply with all laws, regulations, orders, judgments and decrees of any governmental body, except to the extent that failure so to obtain, maintain, preserve and comply would reasonably be expected to have a material adverse effect on (1) the business, results of operations or prospects of the Company and its Subsidiaries taken as a whole or
(2) the ability of the Company or any Subsidiary Guarantor to perform its obligations under the Notes, the relevant Guarantee of the Notes or this Indenture.

            Section 4.27 Appointment of Senior Financial Officer.

            On or before the 120th day following the Issue Date, the Company shall appoint a senior financial officer on a full-time basis with the Company, which officer shall be knowledgeable with respect to the capital markets in the United States and shall be proficient in the English language.

            Section 4.28 Minimum Fixed Charge Coverage Ratio.

            The Company shall maintain a Fixed Charge Coverage Ratio, as determined as of the last day of each Fiscal Quarter, for the four Fiscal Quarters ending on such day, of at least 1.25 to 1.

            Section 4.29 Notes to Rank Senior.

            The Notes and all other obligations of the Company and the Subsidiary Guarantors under this Indenture are and at all times shall remain direct and first-priority secured obligations of the Company and each Subsidiary Guarantor ranking pari passu as against the assets of the Company and each Subsidiary Guarantor with all other Notes from time to time issued and outstanding hereunder without any preference among themselves and senior in right and priority of payment to all other present and future unsecured Indebtedness (actual or contingent) of the Company and each Subsidiary Guarantor (except as otherwise required by law).

                                   ARTICLE V

                                   SUCCESSORS

            Section 5.01 Merger, Consolidation and Sale of Assets.

            (a) The Company shall not merge, consolidate or amalgamate with or into any other Person (other than a merger of a Wholly Owned Subsidiary into the Company) or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all of its Property in any one transaction or series of transactions unless:

                  (i) the Company shall be the Surviving Person in such merger, consolidation or amalgamation, or the Surviving Person (if other than the Company) formed by such merger, consolidation or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

                  (ii) the Surviving Person (if other than the Company) expressly assumes, by supplemental indenture in form satisfactory to the Trustee, in its reasonable judgment, executed and delivered to the Trustee by such Surviving Person, the due and punctual payment of the principal of, and premium, if any, and interest on, all the Notes, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of this Indenture to be performed by the Company;

                  (iii) in the case of a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all the Property of the Company, such Property shall have been transferred as an entirety or virtually as an entirety to one Person or a group of related persons;

                  (iv) immediately after giving effect to such transaction on a pro forma basis, the Company or Surviving Person, as the case may be, shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction;

                  (v) immediately before and after giving effect to such transaction or series of transactions on a pro forma basis (and treating, for purposes of this clause (v), any Debt that becomes, or is anticipated to become, an obligation of the Surviving Person or any Subsidiary of the Company as a result of such transaction or series of transactions as having been Incurred by the Surviving Person or such Subsidiary at the time of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing; and

                  (vi) the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance satisfactory to the Trustee, in its reasonable judgment, an Officers' Certificate and an Opinion of Counsel, each stating that such transaction or series of transactions and the supplemental indenture, if any, in respect thereto comply with this covenant and that all conditions precedent herein provided for relating to such transaction or series of transactions have been satisfied.

            The foregoing provisions shall not apply to any transaction or series of transactions which constitute an Asset Sale if the Company has complied with Section 4.12.

            (b) The Company shall not permit any Subsidiary Guarantor to merge, consolidate or amalgamate with or into any other Person (other than a merger of a Wholly Owned Subsidiary into the Company or such Subsidiary Guarantor) or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its Property in any one transaction or series of transactions unless:

                  (i) the Surviving Person (if not such Subsidiary Guarantor) formed by such merger, consolidation or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made shall be a corporation, company (including a limited liability company) or partnership organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

                  (ii) the Surviving Person (if other than such Subsidiary Guarantor) expressly assumes, by supplemental indenture in form satisfactory to the Trustee, in its reasonable judgment, executed and delivered to the Trustee by such Surviving Person, the due and punctual performance and observance of all the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee;

                  (iii) in the case of a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all the Property of such Subsidiary Guarantor, such Property shall have been transferred as an entirety or virtually as an entirety to one Person;

                  (iv) immediately after giving effect to such transaction on a pro forma basis, the Company or Surviving Person, as the case may be, shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction;

                  (v) immediately before and after giving effect to such transaction or series of transactions on a pro forma basis (and treating, for purposes of this clause (v), any Debt that becomes, or is anticipated to become, an obligation of the Surviving Person, the Company or any Subsidiary Guarantor as a result of such transaction or series of transactions as having been Incurred by the Surviving Person, the Company or such Subsidiary Guarantor at the time of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing; and

                  (vi) the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance satisfactory to the Trustee, in its reasonable judgment, an Officers' Certificate and an Opinion of Counsel, each stating that such transaction or series of transactions and the supplemental indenture, if any, in respect thereto comply with this covenant and that all conditions precedent herein provided for relating to such transaction or series of transactions have been satisfied.

The foregoing provisions shall not apply to any transaction or series of transactions which constitute an Asset Sale if the Company has complied with
Section 4.12.

            Section 5.02 Successor Corporation Substituted.

            The Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of the Company or a Subsidiary Guarantor, as applicable, under this Indenture; provided, however, that the predecessor entity shall not be released from any of the obligations or covenants under this Indenture, including with respect to the payment of the Notes and obligations under the Subsidiary Guarantee, as the case may be, in the case of:

            (a) a sale, transfer, assignment, conveyance or other disposition (unless such sale, transfer, assignment, conveyance or other disposition is of all or substantially all of the assets of the Company, taken as a whole or, in the case of a Subsidiary Guarantor, such sale, transfer, assignment, conveyance or other disposition is of all or substantially all of the assets of such Subsidiary Guarantor to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of the Company, or such portion of the Capital Stock of such Subsidiary Guarantor ceases to be a Subsidiary of the Company), or

            (b) a lease.

                                   ARTICLE VI
                              DEFAULTS AND REMEDIES

            Section 6.01 Events of Default.

Each of the following constitutes an "Event of Default" with respect to the Notes of a particular maturity:

            (a) failure to make the payment of any interest on such Notes when the same becomes due and payable, and such failure continues for a period of 5 days;

            (b) failure to make the payment of any principal of, or premium, if any, on, any of such Notes when the same becomes due and payable at its Stated Maturity, upon acceleration, redemption, optional redemption, required repurchase or otherwise, including payment of Liquidated Damages pursuant to
Section 4.01;

            (c) failure to comply with Section 5.01;

            (d) failure to comply with any other covenant or agreement in such Notes or in this Indenture (other than a failure that is the subject of the foregoing clause (a), (b) or (c), and other than the failure to comply with
Section 4.20, 4.25 or 4.27, for which payment of liquidated damages is provided for hereunder and is governed by Section 4.01), and such failure continues for 21 days after written notice is given to the Company by the Trustee or the holders of not less than 25% in aggregate principal amount of such Notes then outstanding specifying the default, demanding that it be remedied and stating that such notice is a "Notice of Default;"

            (e) a default under any Debt by the Company or any Subsidiary that results in acceleration of the maturity of such Debt, or failure to pay any such Debt when due, in an aggregate amount greater than $3.0 million or its foreign currency equivalent at the time;


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

            (f) any judgment or judgments for the payment of money in an aggregate amount in excess of $3.0 million (or its foreign currency equivalent at the time) that shall be rendered against the Company or any Subsidiary and that shall not be waived, satisfied or discharged for any period of 20 consecutive days during which a stay of enforcement shall not be in effect;

            (g) any Subsidiary Guarantee ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guarantee) or any Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guarantee;

            (h) the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, when taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                        (1) commences a voluntary case or gives notice of
            intention to make a proposal under any Bankruptcy Law;

                        (2) consents to the entry of an order for relief against
            it in an involuntary case or consents to its dissolution or winding up;

                        (3) consents to the appointment of a receiver, interim
            receiver, receiver and manager, liquidator, trustee or custodian of it or for all or substantially all of its property;

                        (4) makes a general assignment for the benefit of its
            creditors; or

                        (5) admits in writing its inability to pay its debts as
            they become due or otherwise admits its insolvency; and

            (i) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                        (1) is for relief against the Company or any of its
            Significant Subsidiaries or any group of Subsidiaries that, when taken together, would constitute a Significant Subsidiary, in an involuntary case; or

                        (2) appoints a receiver, interim receiver, receiver and
            manager, liquidator, trustee or custodian of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, when taken together, would constitute a Significant Subsidiary, or for all or substantially all of the property of the Company or any of its Significant Subsidiaries that, when taken together, would constitute a Significant Subsidiary; or

                        (3) orders the liquidation of the Company or any of its
            Significant Subsidiaries or any group of Subsidiaries that, when taken together, would constitute a Significant Subsidiary;

                  and such order or decree remains unstayed and in effect for 60 consecutive days.

            (j) any default by the Company or Future Subsidiary Guarantor Pledgor in the default of any of its obligations under the Security Documents, which adversely affects the enforceability, validity, perfection or priority of the applicable Lien on the Collateral or which adversely affects the condition or value of the Collateral, taken as a whole, in any material respect; or

            (k) the Company or any Future Subsidiary Guarantor Pledgor denies or disaffirms its obligations under any Security Document or, other than in accordance with this Indenture and the Security Documents, any Security Document ceases to be or is not in full force and effect or the Trustee ceases to have a first priority interest in the Collateral.


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

            Section 6.02. Acceleration.

            If any Event of Default (other than those of the type described in Section 6.01(h) or (i), or resulting from a breach of Section 4.20, 4.25 or 4.27) occurs and is continuing, the Trustee may, and the Trustee upon the request of Holders of 25% in principal amount of the outstanding Notes of a particular maturity shall, or the Holders of at least 25% in principal amount of outstanding Notes of a particular maturity may, declare the principal of all such Notes, together with all accrued and unpaid interest, premium, if any, to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that such notice is a notice of acceleration (the "Acceleration Notice"), and the same shall become immediately due and payable.

            The Holders of a majority in principal amount of the then outstanding Notes by notice to the Trustee may rescind such acceleration and its consequences if (i) the rescission would not conflict with any judgment or decree, (ii) all Events of Default, other than the nonpayment of accelerated principal of, premium, if any, and interest on Notes, have been cured or waived as provided in this Indenture and (iii) all sums paid or advanced by the Trustee and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel have been paid in full. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

            In the case of an Event of Default specified in Section (h) or (i) of Section 6.01 hereof, all outstanding Notes shall become due and payable immediately without any further declaration or other act on the part of the Trustee or the Holders. Holders may not enforce this Indenture or the Notes except as provided in this Indenture.

            In the case of an Event of Default with respect to the Notes of a particular maturity occurring by reason of any willful action or inaction taken or not taken by the Company or on the Company's behalf with the intention or effect of avoiding payment of the premium that the Company would have been required to pay if the Company had then elected to redeem such Notes pursuant to
Section 3.07 hereof, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of such Notes. If an Event of Default occurs prior to September 1, 2007, by reason of any willful action or inaction taken or not taken by the Company or on the Company's behalf with the intention of avoiding the premium required upon a redemption of the Notes of a particular maturity under Section 3.07(a) or
Section 3.07(b), then the premium specified in Section 3.07(a) or Section 3.07(b), as applicable, shall also become immediately due and payable to the extent permitted by law upon acceleration of such Notes.

            Section 6.03. Other Remedies.

            If an Event of Default occurs and is continuing with respect to Notes of a particular maturity, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on such Notes or to enforce the performance of any provision of such Notes or this Indenture.

            The Trustee may maintain a proceeding even if it does not possess any of such Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies shall be cumulative to the extent permitted by law.

            Section 6.04. Waiver of Defaults.

            The Holders of a majority in aggregate principal amount of the Notes of a particular maturity then outstanding by notice to the Trustee may on behalf of the Holders of all of such Notes, waive any existing Default or Event of Default, and its consequences, except a continuing Default or Event of Default
(i) in the payment of the principal of, premium, if any, or interest, on such Notes and (ii) in respect of a covenant or provision which under this Indenture cannot be modified or amended without the consent of the Holder of each Note affected by such modification or amendment. In the event of any Event of Default specified in clause (e) of Section 6.01, such Event of Default and all consequences of that Event of Default, including without limitation any acceleration or resulting payment default, shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders of the Notes, if within 60 days after the Event of Default arose:

            (a) the Debt that is the basis for the Event of Default has been discharged;

            (b) the holders of such Debt have rescinded or waived the acceleration, notice or action, as the case may be, giving rise to the Event of Default; or

            (c) if the default that is the basis for such Event of Default has been cured.

Upon any waiver of a Default or Event of Default, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed cured for every purpose of this Indenture but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

            Section 6.05. Control by Majority.

            Subject to Section 7.01, Section 7.02(f) (including the Trustee's receipt of the security or indemnification described therein) and Section 7.07 hereof, in case an Event of Default shall occur and be continuing, the Holders of a majority in aggregate principal amount of the Notes then outstanding of a particular maturity shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to such Notes. Notwithstanding any provision to the contrary in this Indenture, the Trustee shall not be obligated to take any action with respect to the provisions of the last paragraph of Section 6.02 unless directed to do so pursuant to this Section 6.05.

            Section 6.06. Limitation on Suits.

            No Holder shall have any right to institute any proceeding with respect to this Indenture, or for the appointment of a receiver or trustee, or for any remedy thereunder, unless:

            (a) such Holder has previously given to the Trustee written notice of a continuing Event of Default with respect to Notes of the maturity held by such Holder or the Trustee receives the notice from the Company,

            (b) Holders of at least 25% in aggregate principal amount of the Notes then outstanding of that maturity have made written request and offered reasonable indemnity to the Trustee to institute such proceeding as trustee, and

            (c) the Trustee shall not have received from the Holders of a majority in aggregate principal amount of such Notes then outstanding a direction inconsistent with such request and shall have failed to institute such proceeding within 10 days.

            The preceding limitations shall not apply to a suit instituted by a Holder for enforcement of payment of principal of, and premium, if any, or interest on, a Note on or after the respective due dates for such payments set forth in such Note.

            A Holder may not use this Indenture to affect, disturb or prejudice the rights of another Holder of the same maturity of Notes or to obtain a preference or priority over another Holder of the same maturity of Notes.

            Section 6.07. Rights of Holders to Receive Payment.

            Notwithstanding any other provision of this Indenture (including
Section 6.06), the right of any Holder to receive payment of principal, premium, if any, and interest on the Notes held by such Holder, on or after the respective due dates expressed in the Notes (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.


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

            Section 6.08. Collection Suit by Trustee.

            If an Event of Default specified in Section 6.01 (h) or (i) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest then due and owing (together with interest on overdue principal and, to the extent lawful, interest) and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

            Section 6.09. Trustee May File Proofs of Claim.

            The Trustee shall be authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, moneys, securities and any other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

            Section 6.10. Priorities.

            If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

            First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

            Second: to Holders of the Notes with respect to which such money has been collected, for amounts due and unpaid on such Notes for principal, premium, if any, and interest ratably, without preference or priority of any kind as to Notes of that maturity, according to the amounts due and payable on such Notes for principal, premium, if any, and interest, respectively; and

            Third: to the Company or to such party as a court of competent jurisdiction shall direct.

            The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

            Section 6.11. Undertaking for Costs.

            In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 shall not apply to a suit by the Trustee, a suit by the Company, a suit by a Holder pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes of a particular maturity.

                                   ARTICLE VII

                                     TRUSTEE

            Section 7.01. Duties of Trustee.

            (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

            (b) Except during the continuance of an Event of Default:

                        (A) the duties of the Trustee shall be determined solely
            by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                        (B) in the absence of bad faith on its part, the Trustee
            may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

            (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                        (A) this paragraph does not limit the effect of
            paragraph (b) of this Section;

                        (B) the Trustee shall not be liable for any error of
            judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                        (C) the Trustee shall not be liable with respect to any
            action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

            (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b) and (c) of this Section 7.01.

            (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, including, without limitation, the provisions of
Section 6.05, unless such Holder shall have offered to the Trustee security and indemnity reasonably satisfactory to it against any loss, liability or expense.

            (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

            Section 7.02. Rights of Trustee.

            (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in any such document.

            (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

            (c) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

            (d) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

            (e) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default or Event of Default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee from the Company or the Holders of 25% in aggregate principal amount of the outstanding Notes, and such notice references the specific Default or Event of Default, the Notes and this Indenture.

            (f) The Trustee shall not be required to give any bond or surety in respect of the performance of its power and duties hereunder.

            (g) The Trustee shall have no duty to inquire as to the performance of the Company's covenants herein.

            (h) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

            (i) The Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity or enforceability of any Collateral or any arrangement or agreement between the Company and any Person with respect thereto, or the perfection or priority of any security interest created in any of the Collateral or maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Collateral following an Event of Default.

            (j) The permissive rights of the Trustee enumerated herein shall not be construed as duties.

            (k) Notwithstanding any provision herein to the contrary, the Trustee shall not be obligated to take any action with respect to an Event of Default pursuant to Section 6.01(j), unless it has been first notified to do so in writing by the Holders of at least 25% in aggregate principal amount of the outstanding Notes.

            (l) The rights, privileges, protections, immunities and benefits given to the Trustee, including without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

            (m) The Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

            Section 7.03. Individual Rights of Trustee.

            The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee or resign. Any Agent may do the same with like rights and duties. The Trustee shall also be subject to Section 7.10 hereof.

            Section 7.04. Trustee's Disclaimer.

            The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

            Section 7.05. Notice of Defaults.

            If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders.

            Section 7.06. Reports by Trustee to Holders.

            Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders a brief report dated as of such reporting date with respect to any of the following events which may have occurred within the previous 12 months (but if no such event has occurred such date, no report need be transmitted).

            (a) the character and amount of any disbursements made by it, as the Trustee under this Indenture, which remain unpaid on the date of such report, and for the reimbursement of which it claims or may claim a lien or charge, prior to that of Notes, on property or funds held or collected by it as the Trustee under this Indenture, if such disbursements so remaining unpaid aggregate more than one-half of 1 per centum of the principal amount of the Notes outstanding on such date;

            (b) any release, or release and substitution, of property subject to the Lien under the Security Documents (and the consideration therefor, if any) which it has not previously reported;

            (c) any additional issue of Notes under this Indenture which it has not previously reported; and

            (d) any action taken by it in the performance of its duties under this Indenture which it has not previously reported and which in its opinion materially affects the Notes, except action in respect of a default, notice of which has been or is to be withheld by it in accordance with this Indenture.

            A copy of each report at the time of its mailing to the Holders shall be mailed to the Company. The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange and any delisting thereof.

            Section 7.07. Compensation and Indemnity.

            The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

            The Company shall indemnify the Trustee (in its capacity as Trustee) or any predecessor Trustee (in its capacity as Trustee) against any and all losses, claims, damages, penalties, fines, liabilities or expenses, including incidental and out-of-pocket expenses and reasonable attorneys fees (for purposes of this Article, "losses") incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent such losses may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations under this Section 7.07, to the extent the Company has been prejudiced thereby. The Company shall defend the claim, and the Trustee shall cooperate in the defense. The Trustee may have separate counsel if the Trustee has been reasonably advised by counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the Company and in the reasonable judgment of such counsel it is advisable for the Trustee to engage separate counsel, and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The Company need not reimburse any expense or indemnify against any loss incurred by the Trustee through the Trustee's own willful misconduct, gross negligence or bad faith.

            The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture, the resignation or removal of the Trustee and payment in full of the Notes through the expiration of the applicable statute of limitations.

            To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal, premium, if any, and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

            When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(h) or (i) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

            Section 7.08. Replacement of Trustee.

            A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

            The Trustee may resign in writing at any time upon 30 days' prior notice to the Company and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in aggregate principal amount of the then outstanding Notes of a particular maturity may remove the Trustee with respect to such Notes by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

            (a) the Trustee fails to comply with Section 7.10 hereof;


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

            (b) the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

            (c) a custodian or public officer takes charge of the Trustee or its property; or

            (d) the Trustee becomes incapable of acting.

            If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes of a particular maturity may appoint a successor Trustee with respect to such Notes to replace the successor Trustee appointed by the Company.

            If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes of a particular maturity may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to such Notes.

            If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee with respect to the Notes of the maturity held by such Holder and the appointment of a successor Trustee with respect to such Notes.

            A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. Subject to the Lien provided for in Section 7.07 hereof, the retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided, however, that all sums owing to the Trustee hereunder shall have been paid. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

            In the case of an appointment hereunder of a separate or successor Trustee with respect to the Notes, the Company, the Subsidiary Guarantors, any retiring Trustee and each successor or separate Trustee with respect to the Notes shall execute and deliver an Indenture supplemental hereto (1) which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of any retiring Trustee with respect to the Notes as to which any such retiring Trustee is not retiring shall continue to be vested in such retiring Trustee and (2) that shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustee co-trustees of the same trust and that each such separate, retiring or successor Trustee shall be Trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any such other Trustee.

            Section 7.09. Successor Trustee by Merger, etc.

            If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or banking association, the successor corporation or banking association without any further act shall, if such successor corporation or banking association is otherwise eligible hereunder, be the successor Trustee.

            Section 7.10. Eligibility; Disqualification.

            There shall at all times be a Trustee hereunder that is a Person organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50.0 million (or a wholly owned subsidiary of a bank or trust company, or of a bank holding company, the principal subsidiary of which is a bank or trust company having a combined capital and surplus of at least $50.0 million) as set forth in its most recent published annual report of condition.


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                                  ARTICLE VIII

                        AMENDMENT, SUPPLEMENT AND WAIVER

            Section 8.01. Without Consent of Holders of Notes.

            Notwithstanding Section 8.02 of this Indenture, the Company and the Trustee may amend or supplement this Indenture, the Security Documents or the Notes, as to a single maturity or as to all of the Notes, without the consent of any Holder to:

            (a) cure any ambiguity, omission, defect or inconsistency;

            (b) provide for the assumption by a Surviving Person of the obligations of the Company under this Indenture;

            (c) provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the
Code);

            (d) add additional Guarantees or additional obligors with respect to such Notes or release Subsidiary Guarantor from guarantees as permitted by the terms of this Indenture;

            (e) provide additional collateral security for such Notes;

            (f) add to the covenants of the Company for the benefit of the Holders of such Notes or to surrender any right or power conferred upon the Company; or

            (g) make any other change that does not adversely affect the legal rights hereunder of any such Holder.

            Section 8.02. With Consent of Holders of Notes.

            Except as provided below in this Section 8.02, the Company and the Trustee may amend or supplement this Indenture, the Security Documents and the Notes, as to a single maturity or as to all of the Notes, with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding to be affected thereby voting as a single class (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes), and, subject to Sections 6.04 and 6.07, any existing Default or Event of Default (except a continuing Default or Event of Default in (i) the payment of principal, premium, if any, or interest on such Notes and (ii) in respect of a covenant or provision which under this Indenture cannot be modified or amended without the consent of the Holder of each Note affected by such modification or amendment) or compliance with any provision of this Indenture or such Notes may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding to be affected thereby voting as a single class (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes).

            Without the consent of each Holder, an amendment or waiver under this Section 8.02 may not (with respect to any Notes held by a non-consenting Holder):

            (a) reduce the amount of such Notes whose Holders must consent to an amendment or waiver;

            (b) reduce the rate of, or extend the time for payment of, interest, if any, on, any Note;


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

            (c) reduce the principal of, or extend the Stated Maturity of, any Note;

            (d) make any Note payable in money other than that stated in the Note;

            (e) impair the right of any Holder to receive payment of principal of, premium, if any, and interest, if any, on, such Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes or any Guarantee;

            (f) subordinate such Notes or any Guarantee to any other obligation of the Company or the applicable Guarantor;

            (g) release any security interest that may have been granted in favor of the Holders other than pursuant to the terms of such security interest;

            (h) reduce the premium payable as Liquidated Damages or upon the redemption of any Note or change the time at which any Note may be redeemed, as described under Section 3.07;

            (i) reduce the premium payable upon a Change of Control or, at any time after a Change of Control has occurred, change the time at which the Change of Control Offer relating thereto must be made or at which the Notes must be repurchased pursuant to such Change of Control Offer;

            (j) at any time after the Company is obligated to make an Asset Sale Offer with the Excess Proceeds from Asset Sales, change the time at which such Asset Sale Offer must be made or at which the Notes must be repurchased pursuant thereto; or

            (k) make any change in any Guarantee that would adversely affect the Holders.

            The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any supplemental indenture. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided that unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 120 days after such record date, any such consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

            It shall not be necessary for the consent of the Holders under this
Section 8.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

            After an amendment, supplement or waiver under this Section 8.02 becomes effective, the Company shall mail to the Holder of each Note affected thereby to such Holder's address appearing in the Security Register a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

            Section 8.03. Revocation and Effect of Consents.

            Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion thereof that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note or portion thereof if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver shall become effective in accordance with its terms and thereafter shall bind every Holder.


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

            Section 8.04. Notation on or Exchange of Notes.

            The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

            Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

            Section 8.05. Trustee to Sign Amendments, etc.

            The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article 8 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. None of the Company nor the Subsidiary Guarantor may sign an amendment or supplemental indenture until its board of directors approves it. In executing any amended or supplemental indenture or any amendment or supplement to the Security Documents or Notes, the Trustee shall be entitled to receive, in addition to the documents required by Section 12.03, and (subject to Section
7.01 hereof) shall be fully protected in relying upon an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that such amended or supplemental indenture is the legal, valid and binding obligations of the Company enforceable against it in accordance with its terms, subject to customary exceptions and that such amended or supplemental indenture complies with the provisions hereof.

                                   ARTICLE IX

                                   GUARANTEES

            Section 9.01. Guarantee.

            Subject to this Article 9, each Subsidiary Guarantor hereby unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns: (a) the due and punctual payment of the principal of, premium, if any, and interest on the Notes, subject to any applicable grace period, whether at Stated Maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on the overdue principal of and premium, if any, and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee under this Indenture or any other agreement with or for the benefit of the Holders or the Trustee, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration pursuant to Section 6.02, redemption or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Subsidiary Guarantors shall be jointly and severally obligated to pay the same immediately. Each Subsidiary Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

            Each Subsidiary Guarantor hereby agrees that its obligations with regard to its Guarantee shall be joint and several, unconditional, irrespective of the validity or enforceability of the Notes or the obligations of the Company under this Indenture, the absence of any action to enforce the same, the recovery of any judgment against the Company or any other obligor with respect to this Indenture, the Notes or the Obligations of the Company under this Indenture or the Notes, any action to enforce the same or any other circumstances (other than complete performance) which might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor. Each Subsidiary Guarantor further, to the extent permitted by law, waives and relinquishes all claims, rights and remedies accorded by applicable law to guarantors and agrees not to assert or take advantage of any such claims, rights or remedies, including but not limited to: (a) any right to require any of the Trustee, the Holders or the Company (each a "Benefited Party"), as a condition of payment or performance by such Subsidiary Guarantor, to (1) proceed against the Company, any other guarantor (including any other Guarantor) of the Obligations under the Guarantees or any other Person, (2) proceed against or exhaust any security held from the Company, any such other guarantor or any other Person, (3) proceed against or have resort to any balance of any deposit account or credit on the books of any Benefited Party in favor of the Company or any other Person, or (4) pursue any other remedy in the power of any Benefited Party whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Company including any defense based on or arising out of the lack of validity or the unenforceability of the Obligations under the Guarantees or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Company from any cause other than payment in full of the Obligations under the Guarantees; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Benefited Party's errors or omissions in the administration of the Obligations under the Guarantees, except behavior which amounts to bad faith; (e)(1) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of the Guarantees and any legal or equitable discharge of such Subsidiary Guarantor's obligations hereunder, (2) the benefit of any statute of limitations affecting such Subsidiary Guarantor's liability hereunder or the enforcement hereof, (3) any rights to set-offs, recoupments and counterclaims and (4) promptness, diligence and any requirement that any Benefited Party protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentations, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of the Guarantees, notices of Default under the Notes or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Obligations under the Guarantees or any agreement related thereto, and notices of any extension of credit to the Company and any right to consent to any thereof; (g) to the extent permitted under applicable law, the benefits of any "One Action" rule and (h) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of the Guarantees. Except to the extent expressly provided herein, including Section 9.05, each Subsidiary Guarantor hereby covenants that its Guarantee shall not be discharged except by complete performance of the obligations contained in its Guarantee and this Indenture.


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

            If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Subsidiary Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Subsidiary Guarantors, any amount paid by either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

            Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Subsidiary Guarantor further agrees that, as between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 6.02 hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby and (y) in the event of any declaration of acceleration of such obligations as provided in
Section 6.02 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purpose of this Guarantee. The Subsidiary Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

            Section 9.02. Limitation on Guarantor Liability.

            (a) Each Subsidiary Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the guarantee of such Subsidiary Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Subsidiary Guarantors hereby irrevocably agree that each Subsidiary Guarantor's liability shall be that amount from time to time equal to the aggregate liability of such Subsidiary Guarantor under the guarantee, but shall be limited to the lesser of (a) the aggregate amount of the Company's obligations under the Notes and this Indenture or (b) the amount, if any, which would not have (1) rendered the Subsidiary Guarantor "insolvent" (as such term is defined in Bankruptcy Law and in the Debtor and Creditor Law of the State of New York) or (2) left it with unreasonably small capital at the time its guarantee with respect to the Notes was entered into, after giving effect to the incurrence of existing Debt immediately before such time; provided, however, it shall be a presumption in any lawsuit or proceeding in which a Subsidiary Guarantor is a party that the amount guaranteed pursuant to the guarantee with respect to the Notes is the amount described in clause (a) above unless any creditor, or representative of creditors of the Subsidiary Guarantor, or debtor in possession or trustee in bankruptcy of the Subsidiary Guarantor, otherwise proves in a lawsuit that the aggregate liability of the Subsidiary Guarantor is limited to the amount described in clause (b).

            (b) In making any determination as to the solvency or sufficiency of capital of a Subsidiary Guarantor in accordance with the proviso of Section 9.02(a), the right of each Guarantor to contribution from other Guarantors and any other rights such Guarantor may have, contractual or otherwise, shall be taken into account.

            Section 9.03. Execution and Delivery of Guarantee.

            To evidence its Guarantee set forth in Section 9.01, each Subsidiary Guarantor hereby agrees that a notation of such Guarantee in substantially the form included in Exhibit B attached hereto shall be endorsed by an Officer of such Subsidiary Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Subsidiary Guarantor by its President or one of its Vice Presidents.

            Each Subsidiary Guarantor hereby agrees that its Guarantee set forth in Section 9.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

            If an Officer whose signature is on this Indenture or on the Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Guarantee is endorsed, the Guarantee shall be valid nevertheless.

            The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Subsidiary Guarantors.

            The Company hereby agrees that it shall cause each Person that becomes obligated to provide a Guarantee pursuant to Section 4.18 (each, a "Future Subsidiary Guarantor") to execute a supplemental indenture in form and substance reasonably satisfactory to the Trustee, pursuant to which such Person provides the guarantee set forth in this Article 9 and otherwise assumes the obligations and accepts the rights of a Subsidiary Guarantor under this Indenture, in each case with the same effect and to the same extent as if such Person had been named herein as a Guarantor. The Company also hereby agrees to cause each such new Guarantor to evidence its guarantee by endorsing a notation of such guarantee on each Note as provided in this Section 9.03.

            Section 9.04. Guarantors May Consolidate, etc., on Certain Terms.

            Except as otherwise provided in Section 9.05, no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the Surviving Person) another Person whether or not affiliated with such Guarantor unless:

            (a) subject to Section 9.05, the Person formed by or surviving any such consolidation or merger (if other than a Guarantor or the Company) unconditionally assumes all the obligations of such Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under this Indenture, the Guarantee on the terms set forth herein or therein; and

            (b) the Guarantor complies with the requirements of Article 5 hereof.

            In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Guarantees had been issued at the date of the execution hereof.

            Except as set forth in Articles 4 and 5, and notwithstanding clauses
(a) and (b) above, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

            Section 9.05. Releases Following Merger, Consolidation or Sale of Assets, Etc.

            In the event of a sale or other disposition of all or substantially all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of any Guarantor, in each case to a Person that is not (either before or after giving effect to such transactions) a Subsidiary of the Company, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the Capital Stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) shall be released and relieved of any obligations under its Guarantee; provided that the net proceeds of such sale or other disposition shall be applied in accordance with the applicable provisions of this Indenture, including without limitation Section
4.12. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, including without limitation Section 4.12, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Guarantee.

            Any Guarantor not released from its obligations under its Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 9.

                                   ARTICLE X

                             COLLATERAL AND SECURITY

            Section 10.01. Security Documents.

            (a) The due and punctual payment of the principal of and interest on the Notes when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest on the Notes and performance of all other obligations of the Company to the Holders or the Trustee under this Indenture and the Notes, according to the terms hereunder or thereunder, are secured as provided in the Security Documents which the Company has entered into simultaneously with the execution of this Indenture and which is attached as Exhibit F hereto. Each Holder, by its acceptance thereof, consents and agrees to the terms of the Security Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with its terms and authorizes and directs the Trustee to enter into the Security Documents and to perform its obligations and exercise its rights thereunder as a Secured Party in accordance therewith. The Company will do or cause to be done all such acts and things as may be required by applicable law or may be necessary or proper, or as may be required by the provisions of the Security Documents, to assure and confirm to the Trustee the security interest in the Collateral contemplated hereby, by the Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed. The Company will take, and will cause its Subsidiaries to take, any and all actions required to cause the Security Documents to create and maintain, as security for the Obligations of the Company hereunder, a valid and enforceable perfected first priority Lien in and on all the Collateral, in favor of the Trustee, as Secured Party, for the benefit of the Holders, superior to and prior to the rights of all third Persons and subject to no other Liens than Permitted Liens.

            (b) If at any time after the Issue Date there is a change in PRC law or interpretation in PRC law that permits the encumbrance of the PRC Subsidiary's assets or Property by a Lien without the approval of any governmental body of the PRC, then the Company shall cause the PRC Subsidiary to, concurrently:

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

                  (i) execute and deliver to the Trustee a Security Document upon substantially the same terms granting a Lien upon such property to the Trustee for the benefit of the holders of Notes, which Lien shall be first priority if such assets or Property is not then encumbered by any other Lien (other than Liens required by law) or a second priority Lien if such assets or Property is at that time so encumbered;

                  (ii) cause the Lien to be granted in such Security Document to be duly perfected in any manner permitted by law; and

                  (iii) deliver to the Trustee an Opinion of Counsel reasonably satisfactory to the Trustee confirming as to such Security Document the matters set forth as to the Security Documents and Liens thereunder in the Opinions of Counsel delivered to holders on the Issue Date and, if the property subject to such Security Document is an interest in real estate, such local counsel opinions, insurance policies, surveys and other supporting documents as the Trustee may reasonably request.

            (c) Notwithstanding (i) anything to the contrary contained in this Indenture, the Security Documents, the Notes or any other instrument governing, evidencing or relating to any Debt, (ii) the time, order or method of attachment of any Liens, (iii) the time or order of filing or recording of financing statements or other documents filed or recorded to perfect any Lien upon any Collateral, (iv) the time of taking possession or control over any Collateral or
(v) the rules for determining priority under the Uniform Commercial Code as in effect in the State of Nevada or any other law of any relevant jurisdiction governing relative priorities of secured creditors:

                  (A) the Liens will rank at least equally and ratably with all valid, enforceable and perfected Liens, whenever granted upon any present or future Collateral, but only to the extent such Liens are permitted under this Indenture to exist and to rank equally and ratably with the Notes and the Subsidiary Guarantees; and

                  (B) all proceeds of the Collateral applied under the Security
            Documents shall be allocated and distributed as set forth in Section 6.10.

            Section 10.02. Future Subsidiary Guarantor Pledgors.

            (a) The Company will use its reasonable best efforts promptly to obtain any necessary consents and waivers and to take all other actions necessary to pledge and to cause each Future Subsidiary Guarantor to pledge the Capital Stock of any future Subsidiary (other than any Subsidiary organized under the laws of the PRC) in each case owned by the Company or such Future Subsidiary Guarantor, on a first priority basis (subject to Permitted Liens) in order to secure the obligations of the Company under the Notes and this Indenture and of such Future Subsidiary Guarantor under its Subsidiary Guarantee; provided that in exercising such reasonable best efforts the Company shall not be required to take any action that is commercially unreasonable.

            (b) The Company will, for the benefit of the Holders of the Notes, pledge, or cause each Subsidiary Guarantor to pledge, the Capital Stock owned by the Company or such Subsidiary Guarantor of any Person that becomes a Subsidiary (other than Persons organized under the laws of the PRC) after the Issue Date, immediately upon such Person becoming a Subsidiary, to secure the obligations of the Company under the Notes and this Indenture, and of such Subsidiary Guarantor under its Subsidiary Guarantee, in the manner described above.

            (c) Each Subsidiary Guarantor that pledges Capital Stock of a Subsidiary after the Issue Date is referred to as a "Future Subsidiary Guarantor Pledgor" and, upon giving such pledge, will be a "Subsidiary Guarantor Pledgor."

            (d) Upon each pledge by a Future Subsidiary Guarantor of the Capital Stock of any Other Non-Guarantor Subsidiary or any future Subsidiary in accordance with Section 10.02(a) or Section 10.02(b), the Company will deliver to the Trustee an Officers' Certificate stating that entry into the applicable pledge agreement has been duly and validly authorized and an Opinion of Counsel to the effect that (i) in the opinion of such counsel, such action has been taken with respect to the recording, registering and filing of or with respect to this Indenture and the applicable pledge agreement and all other instruments of further assurance as are necessary to make effective the first priority lien (subject to Permitted Liens) created by such pledge agreement in the Capital Stock referenced in Section 10.02(a) or Section 10.02(b), and referencing the details of such action; or (ii) in the opinion of such counsel, no such action is necessary to make such first priority lien (subject to Permitted Liens) effective; provided that any such Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials with respect to matters of fact.

            (e) All Opinions of Counsel delivered pursuant to Section 10.02(d) may contain assumptions, qualifications, exceptions and limitations as are appropriate and customary for similar opinions relating to the nature of the Capital Stock pledged.

            (f) Upon each pledge by any Future Subsidiary Guarantor of the Capital Stock of any Other Non-Guarantor Subsidiary or any future Subsidiary in accordance with Section 10.02(a) or Section 10.02(b), the Company will give notice, file, register or record any supplemental indentures, financing statements, continuation statements, pledge agreements or other instruments or cause each such Future Subsidiary Guarantor Pledgor to give notice, file, register or record any supplemental indentures, financing statements, continuation statements, pledge agreements or other instruments and take any other actions necessary in order to perfect and protect the first priority lien (subject to Permitted Liens) thereby created.

            Section 10.03. Recording and Opinions.

            (a) The Company will furnish to the Trustee within three months after each anniversary of the Issue Date, an Opinion of Counsel, dated as of such date, stating either that (i) in the opinion of such counsel, action has been taken with respect to the recording, registering, filing, re-recording, re-registering and re-filing of all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Lien of the Security Documents and reciting with respect to the security interest in the Collateral the details of such action or referring to prior Opinions of Counsel in which such details are given, and stating that, in the opinion of such counsel, based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements and continuation statements have been executed and filed that are necessary as of such date and during the succeeding 12 months fully to preserve and protect, to the extent such protection and preservation are possible by filing, the rights of the Holders and the Trustee hereunder and under the Security Documents with respect to the security interest in the Collateral or (ii) in the opinion of such counsel, no such action is necessary to maintain such Lien and assignment.

            (b) So long as no Default or Event of Default has occurred and is continuing, and subject to certain terms and conditions, the Company and the Subsidiary Guarantors will be entitled to receive all cash dividends, interest and other payments made upon or with respect to the Collateral pledged by them.

            (c) So long as there has occurred no Event of Default, then the Company and the Subsidiary Guarantors shall have the right to exercise any voting and other consensual rights pertaining to the Collateral pledged by them.

            (d) Upon the occurrence and during the continuance of a Default or Event of Default:

                  (i) all rights of the Company and the Subsidiary Guarantors to receive all cash dividends, interest and other payments made upon or with respect to the Collateral will cease and such cash dividends, interest and other payments will be paid to the Collateral Agent;

            (e) Upon the occurrence and during the continuance of an Event of
Default:

                  (i) all rights of the Company and the Subsidiary Guarantors to exercise such voting or other consensual rights will cease, and all such rights will become vested in the Collateral Agent, which, to the extent permitted by law, will have the sole right to exercise such voting and other consensual rights;

                  (ii) the Collateral Agent may sell the Collateral or any part of the Collateral in accordance with the terms of the Security Documents. The Collateral Agent, in accordance with the provisions of this Indenture, will distribute all funds distributed under the Security Documents and received by the Collateral Agent to the Trustee for the benefit of the holders of the Notes.

            Section 10.04. Release of Collateral.

            (a) Subject to subsections (b), (c) and (d) of this Section 10.04, Collateral may be released from the Lien and security interest created by the Security Documents at any time or from time to time in accordance with the provisions of the Security Documents or as provided hereby. In addition, upon the written request of the Company pursuant to an Officers' Certificate, upon which the Trustee may conclusively rely, certifying that all conditions precedent hereunder have been met and stating whether or not such release is in connection with an Asset Sale and (at the sole cost and expense of the Company), the Trustee will release Collateral that is sold, conveyed or disposed of in compliance with the provisions of this Indenture; provided, that if such sale, conveyance or disposition constitutes an Asset Sale, the Company will apply the Net Available Cash in accordance with Section 4.12 hereof. Upon receipt of such Officers' Certificate the Trustee shall execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Security Documents.

            (b) No Collateral may be released from the Lien and security interest created by the Security Documents pursuant to the provisions of the Security Documents unless the certificate required by this Section 10.04 has been delivered to the Trustee.

            (c) At any time when a Default or Event of Default has occurred and is continuing and the maturity of the Notes has been accelerated (whether by declaration or otherwise), no release of Collateral pursuant to the provisions of the Security Documents will be effective as against the Holders.

            (d) The release of any Collateral from the terms of this Indenture and the Security Documents will not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the terms of the Security Documents and hereof.

            Section 10.05. Authorization of Actions to Be Taken by the Trustee Under the Security Documents.

            Subject to the provisions of Section 7.01 and 7.02 hereof, the Trustee may, in its sole discretion and without the consent of the Holders, take, on behalf of the Holders, all actions it deems necessary or appropriate in order to:

            (a) enforce any of the terms of the Security Documents; and

            (b) collect and receive any and all amounts payable in respect of the Obligations of the Company hereunder.

            The Trustee will have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Security Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or of the Trustee).

            Section 10.06. Authorization of Receipt of Funds by the Trustee Under the Security Documents.

            The Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Security Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture.

            Section 10.07. Termination of Security Interest.

            Upon the payment in full of all Obligations of the Company under this Indenture and the Notes, the Trustee will, at the written request of the Company, release the Liens pursuant to this Indenture and the Security Documents.

                                   ARTICLE XI

                           SATISFACTION AND DISCHARGE

            Section 11.01. Satisfaction and Discharge.

            This Indenture shall be discharged and shall cease to be of further effect, except as to surviving rights of registration of transfer or exchange of the Notes, as to all Notes issued hereunder, when:

            (a) either:

                  (i) all Notes that have been previously authenticated and delivered (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has previously been deposited in trust or segregated and held in trust by the Company and is thereafter repaid to the Company or discharged from the trust) have been delivered to the Trustee for cancellation; or

                  (ii) (x) all Notes that have not been previously delivered to the Trustee for cancellation, have become due and payable by their terms or have been called for redemption, and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable U.S. Government Securities, or a combination thereof, in such amounts as shall be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Debt on the Notes not previously delivered to the Trustee for cancellation or redemption for principal, premium, if any, and interest on the Notes to the date of deposit, in the case of Notes that have become due and payable, or to the Stated Maturity or redemption date, as the case may be; (y) the Company has paid all other sums payable by the Company with respect to the Notes under this Indenture; and (z) the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at Stated Maturity or on the redemption date, as the case may be.

                           In the case of either clause (i) or (ii):

                                    (x) no Default or Event of Default shall
                           have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which the Company is bound; and

                                    (y) the Company shall have delivered to the
                           Trustee an Officers' Certificate and Opinion of Counsel stating that all conditions precedent relating to the satisfaction and discharge of this Indenture have been satisfied.

            Section 11.02. Deposited Cash and U.S. Government Securities to be Held in Trust; Other Miscellaneous Provisions.

            Subject to Section 11.03, all cash and non-callable U.S. Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 11.02, the "Trustee") pursuant to Section 11.01 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest but such cash and securities need not be segregated from other funds except to the extent required by law.

            Section 11.03. Repayment to Company.

            Any cash or non-callable U.S. Government Securities deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on, any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder shall thereafter, as an unsecured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such cash and securities, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such cash and securities remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such cash and securities then remaining shall be repaid to the Company.

                                  ARTICLE XII

                                  MISCELLANEOUS

            Section 12.01. Notices.

            Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next-day delivery, to the other's address:

                           If to the Company:

                  Harbin Electric, Inc.
                  No. 9 Ha Ping Xi Lu, Ha Ping Lu Ji Zhong Qu
                  Harbin Kai Fa Qu
                  Harbin 150060
                  P.R.C.
                  Telecopier No.:  +86 451 8611 6769
                  Attention:  Chief Executive Officer

                           With a copy to:

                  Reed Smith LLP
                  Two Embarcadero Center, Suite 2000
                  San Francisco, CA 94111
                  U.S.A.
                  Telecopier No.:  +1 415 391 8269
                  Attention:  Robert Smith, Esq.

                           If to the Trustee:

                  The Bank of New York
                  101 Barclay Street  Floor 21W
                  New York , NY 10286
                  U.S.A.
                  Attn: Global Finance Unit
                  Telecopier No.: +1 212 815 5802/5803

            The Company or the Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications.

            All notices and communications (other than those sent to the Trustee or Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if sent by facsimile transmission; and the second Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next-day delivery. All notices and communications to the Trustee or Holders shall be deemed duly given and effective only upon receipt.

            Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next-day delivery to its address shown on the Security Register. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

            If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

            If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

            Section 12.02. Communication by Holders of Notes with Other Holders of Notes.

            Holders may communicate with other Holders with respect to their rights under this Indenture or the Notes.

            Section 12.03. Certificate and Opinion as to Conditions Precedent.

            Upon any request or application by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee:

            (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.04 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

            (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.04 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

            Section 12.04. Statements Required in Certificate or Opinion.

            Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

            (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

            (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

            With respect to matters of fact, an Opinion of Counsel may rely on an Officers' Certificate, certificates of public officials or reports or opinions of experts.

            Section 12.05. Rules by Trustee and Agents.

            The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

            Section 12.06. No Personal Liability of Directors, Officers, Employees and Stockholders.

            No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or of the Guarantors under the Notes, this Indenture, the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver and release may not be effective to waive or release liabilities under the federal securities laws.

            Section 12.07. Governing Law.

            THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

            Section 12.08. No Adverse Interpretation of Other Agreements.

            This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

            Section 12.09. Successors.

            All covenants and agreements of the Company in this Indenture and the Notes shall bind its successors. All covenants and agreements of the Trustee in this Indenture shall bind its successors.

            Section 12.10. Severability.

            In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            Section 12.11. Counterpart Originals.

            The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 12.12.    Table of Contents, Headings, etc.

            The Table of Contents and Headings in this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.


                         [Signatures on following page]

                                   SIGNATURES
Dated as of August 30, 2006

                            COMPANY:

                            HARBIN ELECTRIC, INC.

                            By: /s/ Tianfu Yang
                                ----------------------------------------
                                 Name:  Tianfu Yang
                                 Title:  Chief Executive Officer


                            GUARANTORS:

                            ADVANCED ELECTRIC MOTORS INC.

                            By: /s/ Tianfu Yang
                                ----------------------------------------
                                 Name:  Tianfu Yang
                                 Title:  President and Chief Executive Officer

                            TRUSTEE:
                            THE BANK OF NEW YORK,
                            a New York banking corporation,
                            as Trustee




                            By: /s/ Lici Zhu
                                ----------------------------------------
                                 Name:  Lici Zhu
                                 Title:  Assistant Treasurer

                                    EXHIBIT A
================================================================================
                                 (Face of Note)



                  GUARANTEED SENIOR SECURED FLOATING RATE NOTES


                                  ISIN: [XS0265652940](2012)[XS0265653831](2010)

                                 Common Code: [026565294](2012)[026565383](2010)

No. ___                                                           $_____________

                              HARBIN ELECTRIC INC.

promises to pay to The Bank of New York Depository (Nominees) Limited, or registered assigns, as common depository for Clearstream Banking, societe anonyme ("Clearstream") and/or Euroclear Bank S.A./N.V. as operator of the Euroclear System, ("Euroclear"), or registered assigns, the principal sum of _________________ Dollars ($______________) on September 1, [2012][2010].

Interest Payment Dates:  March 1 and September 1, commencing March 1, 2007.

Record Dates:  February 15 and August 15.

Dated: August 30, 2006.

            IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.


                             HARBIN ELECTRIC, INC.


                             By:
                                ------------------------------------------------
                                Name:
                                Title:


This is one of the [Global]
Notes referred to in the
within-mentioned Indenture:

THE BANK OF NEW YORK,
a New York banking corporation
as Trustee


By:
   ---------------------------------
    Authorized Signatory

Dated _____________, 20__

                                 (Back of Note)

                  GUARANTEED SENIOR SECURED FLOATING RATE NOTES

                              [GLOBAL NOTE LEGEND]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR BANK S.A./N.V., AS OPERATOR OF THE EUROCLEAR SYSTEM ("EUROCLEAR"), OR CLEARSTREAM BANKING, SOCIETE ANONYME ("CLEARSTREAM"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF ITS AUTHORIZED NOMINEE OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR OR CLEARSTREAM (AND ANY PAYMENT IS MADE TO ITS AUTHORIZED NOMINEE, OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR OR CLEARSTREAM), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, ITS AUTHORIZED NOMINEE, HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF EUROCLEAR OR CLEARSTREAM OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                              [REGULATION S LEGEND]

UNTIL 40 DAYS AFTER THE LATER OF THE DAY ON WHICH THE NOTES ARE FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN REGULATION S, AS DEFINED BELOW) AND THE DATE OF THE CLOSING OF THE OFFERING OF THE NOTES, AN OFFER OR SALE OF THE NOTES WITHIN THE UNITED STATES (AS DEFINED IN THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT") MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A THEREUNDER.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OR OTHER SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT.

THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE U.S. SECURITIES ACT ("RULE 144A")) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN "OFFSHORE TRANSACTION" PURSUANT TO RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT ("REGULATION S"), (2) AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES THAT IT WILL NOT PRIOR TO (X) THE DATE WHICH IS 40 DAYS AFTER THE LATER OF THE DATE OF THE COMMENCEMENT OF THE OFFERING AND THE DATE OF ORIGINAL ISSUANCE (OR OF ANY PREDECESSOR OF THIS NOTE) AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW (THE "RESALE RESTRICTION TERMINATION DATE"), OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE U.S. SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE U.S. SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT, AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT THE COMPANY, THE TRUSTEE, THE REGISTRAR AND THE TRANSFER AGENT SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) PRIOR TO THE END OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD WITHIN THE MEANING OF REGULATION S OR PURSUANT TO CLAUSE (E) PRIOR TO THE RESALE RESTRICTION TERMINATION DATE TO REQUIRE THAT AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO THE COMPANY, THE TRUSTEE, THE REGISTRAR AND THE TRANSFER AGENT IS COMPLETED AND DELIVERED BY THE TRANSFEROR. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION, UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATIONS.

THIS NOTE MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS (I) AS PART OF THEIR DISTRIBUTION AT ANY TIME OR (II) OTHERWISE UNTIL 40 DAYS AFTER THE LATER OF THE DATE OF THE COMMENCEMENT OF THE OFFERING AND THE DATE OF ORIGINAL ISSUANCE, EXCEPT IN EITHER CASE IN ACCORDANCE WITH REGULATION S (OR RULE 144A, IF AVAILABLE) UNDER THE SECURITIES ACT.

[IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.](1)

------------
(1) To be added to Definitive Notes only.

            Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

      1. Interest. Harbin Electric, Inc., a Nevada corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum, reset semi-annually, equal to LIBOR plus [3.350%]2012 Notes [4.750%]2010 Notes as determined by the Calculation Agent from the Issue Date until maturity. The interest rate on the Notes is subject to increase pursuant to the provisions of the Indenture. The Company shall pay interest semi-annually in arrears on March 1 and September 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest shall accrue from the most recent date to which interest has been paid on the Notes (or one or more Predecessor Notes) or, if no interest has been paid, from the date of issuance; provided, however, that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be March 1, 2007. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time at a rate that is 4% per annum in excess of the interest rate then in effect under the Indenture and this Note; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods), from time to time at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months for the actual number of days elapsed. The amount of interest for each day that the Notes are outstanding (the "Daily Interest Amount") will be calculated by dividing the interest rate in effect for such day by 360 and multiplying the result by the principal amount of the Notes. The amount of interest to be paid on the Notes for each Interest Period will be calculated by adding the Daily Interest Amounts for each day in the Interest Period. All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point being rounded upwards and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards). The interest rate on the Notes will in no event be higher than the maximum rate permitted by New York law as such rate may be modified by United States law of general application.

      2. Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) to the Persons in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the February 15 or August 15 next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes shall be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the Security Register; provided, however, that payment by wire transfer of immediately available funds shall be required with respect to principal of and interest and premium, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

      3. Paying Agent, Registrar and Calculation Agent. Initially, The Bank of New York, a New York banking corporation that is the Trustee under the Indenture, shall act as Paying Agent, Registrar and Calculation Agent. The Company may change any Paying Agent, Registrar or Calculation Agent without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

      4. Indenture. The Company issued the Notes under an Indenture dated as of August 30, 2006 ("Indenture") among the Company, the guarantors party thereto (the "Guarantors") and the Trustee. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

      5. Optional Redemption.

            (a) [The 2012 Notes shall not be redeemable at the option of the Company prior to September 1, 2007. Starting on that date, the Company may redeem all (but not less than all) of the 2012 Notes, after giving the notice required pursuant to Section 3.03 of the Indenture. The 2012 Notes may be redeemed at the redemption prices set forth below (expressed as a percentage of principal amount), plus accrued and unpaid interest to but excluding the redemption date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment
Date), if redeemed during the 12-month period commencing on September 1 of the years set forth below

         Year                                                   Percentage
                                                                ----------
         2007...................................................106.0%
         2008...................................................104.5%
         2009...................................................103.0%
         2010...................................................101.5%
         2011 and thereafter....................................100.0%

            Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the 2012 Notes or portions thereof called for redemption on the applicable redemption date.]

            [The 2010 Notes shall not be redeemable at the option of the Company prior to September 1, 2007. Starting on that date, the Company may redeem all (but not less than all) of the 2010 Notes, after giving the notice required pursuant to Section 3.03 of the Indenture. The 2010 Notes may be redeemed at the redemption prices set forth below (expressed as a percentage of principal amount), plus accrued and unpaid interest to but excluding the redemption date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the 12-month period commencing on September 1 of the years set forth below:

         Year                                                   Percentage
         ----                                                   ----------
         2007...................................................106.0%
         2008...................................................103.0%
         2009 and thereafter....................................100.0%

            Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the 2010 Notes or portions thereof called for redemption on the applicable redemption date.]

            (b) Any prepayment pursuant to this paragraph shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture.

      6. Mandatory Redemption.

            (a) [The Company agrees that on the dates indicated in the following table, the Company will prepay and there shall become due and payable the corresponding principal amount (or such lesser principal amount as shall then be outstanding) in respect of the aggregate principal Debt evidenced by the 2012 Notes.

         Date                                                   Principal Amount
         ----                                                   ----------------
         September 1, 2009......................................$2,400,000
         March 1, 2010..........................................$3,800,000
         September 1, 2010......................................$9,900,000
         March 1, 2011..........................................$9,900,000
         September 1, 2011......................................$4,000,000
         March 1, 2012..........................................$4,000,000

The entire remaining principal amount of the 2012 Notes shall become due and payable on September 1, 2012. Each required prepayment made pursuant to this paragraph 6 shall be made at 100% of principal amount and without payment of any premium and allocated among all of the 2012 Notes in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof. Upon any partial prepayment of the 2012 Notes pursuant to paragraph 5 or any repurchase of the 2012 Notes pursuant to paragraph 7, the principal amount of each required prepayment of the 2012 Notes becoming due under this paragraph 6 on and after the date of such prepayment or purchase shall be reduced in the same proportion as the aggregate unpaid principal amount of the 2012 Notes is reduced as a result of such prepayment or purchase.]

            [The Company agrees that on the dates indicated in the following table, the Company will prepay and there shall become due and payable the corresponding principal amount (or such lesser principal amount as shall then be outstanding) in respect of the aggregate principal Debt evidenced by the 2010 Notes.

         Date                                                   Principal Amount
         ----                                                   ----------------
         March 1, 2008..........................................$2,000,000
         September 1, 2008......................................$2,000,000
         March 1, 2009..........................................$2,000,000
         September 1, 2009......................................$2,000,000
         March 1, 2010..........................................$2,000,000

The entire remaining principal amount of the 2010 Notes shall become due and payable on September 1, 2010. Each required prepayment made pursuant to this paragraph 6 shall be made at 100% of principal amount and without payment of any premium and allocated among all of the 2010 Notes in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof. Upon any partial prepayment of the 2010 Notes pursuant to paragraph 5 or any repurchase of the 2010 Notes pursuant to paragraph 7, the principal amount of each required prepayment of the 2010 Notes becoming due under this paragraph 6 on and after the date of such prepayment or purchase shall be reduced in the same proportion as the aggregate unpaid principal amount of the 2010 Notes is reduced as a result of such prepayment or purchase.

            (b) In the case of each prepayment of Notes pursuant to this paragraph 6, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

      7. Repurchase at Option of Holder.

            (a) Upon the occurrence of a Change of Control, each Holder shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of such Holder's Notes (a "Change of Control Offer") at a purchase price in cash equal to 102.5% of the aggregate principal amount of the Notes repurchased, plus accrued and unpaid interest on the Notes repurchased to the purchase date (subject to the right of Holders of record on the relevant record date to receive interest to, but excluding, the Change of Control Payment Date).

            (b) If the Company or one of its Subsidiaries consummates any Asset Sales, they shall not be required to apply any Net Available Cash in accordance with the Indenture until the aggregate Net Available Cash from all Asset Sales following the date the Notes are first issued exceeds $2.0 million. Thereafter, the Company shall, after application of the additional aggregate $2.0 million of Net Available Cash as provided in the second paragraph of Section 4.12 of the Indenture, commence an offer for Notes pursuant to the Indenture by applying the Net Available Cash (an "Asset Sale Offer") pursuant to Section 3.09 of the Indenture to purchase the maximum principal amount of Notes that may be purchased out of the Net Available Cash at an offer price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest to the date fixed for the closing of such offer in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Net Available Cash, the Company (or such Subsidiary) may use such deficiency for any purpose not prohibited by the Indenture. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Net Available Cash, the Trustee shall select the Notes to be purchased on a pro rata basis. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase [or Repurchase](2012 Notes)" on the reverse of the Notes.

            (c) [Holders of 2012 Notes have the right from and after September 1, 2011 to require the Company to repurchase such holder's 2012 Notes at a price of 100% of the principal amount thereof on the terms and conditions stated in the Indenture.]

      8. Notice of Redemption. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

      9. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. [This Note shall represent the aggregate principal amount of outstanding Notes from time to time endorsed hereon and the aggregate principal amount of Notes represented hereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.](1) The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

      10. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

      11. Amendment, Supplement and Waiver. Subject to certain exceptions, the Company and the Trustee may amend or supplement the Indenture or the Notes with the consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes), and, subject to Sections 6.04 and 6.07 of the Indenture, any existing Default or Event of Default (except a continuing Default or Event of Default in the payment of principal, premium, if any, interest on the Notes) or compliance with any provision of the Indenture or the Notes (except for certain covenants and provisions of the Indenture which cannot be amended without the consent of each Holder) may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes, then outstanding voting as a single class (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes). Without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption by a successor corporation, partnership or limited liability company of the obligations of the Company under the Indenture, to provide for uncertificated Notes in addition to or in place of certificated Notes, to add additional Guarantees or additional obligors with respect to the Notes, to secure the Notes, to add to the covenants of the Company for the benefit of the Holders of the Notes or to surrender any right or power conferred upon the Company, or to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any such Holder.

      12. Defaults and Remedies. Each of the following is an Event of Default under the Indenture: (a) failure to make the payment of any interest on such Notes when the same becomes due and payable, and such failure continues for a period of 5 days; (b) failure to make the payment of any principal of, or premium, if any, on, any of such Notes when the same becomes due and payable at its Stated Maturity, upon acceleration, redemption, optional redemption, required repurchase or otherwise, including payment of Liquidated Damages; (c) failure to comply with Section 5.01; (d) failure to comply with any other covenant or agreement in such Notes or in this Indenture (other than a failure that is the subject of the foregoing clause (a), (b) or (c) and other than the failure to comply with Section 4.20, 4.25 or 4.27, for which payment of liquidated damages is provided for hereunder and is governed by Section 4.01), and such failure continues for 21 days after written notice is given to the Company by the Trustee or the holders of not less than 25% in aggregate principal amount of such Notes then outstanding specifying the default, demanding that it be remedied and stating that such notice is a "Notice of Default;" (e) a default under any Debt by the Company or any Subsidiary that results in acceleration of the maturity of such Debt, or failure to pay any such Debt at maturity, in an aggregate amount greater than $3.0 million or its foreign currency equivalent at the time; (f) any judgment or judgments for the payment of money in an aggregate amount in excess of $3.0 million (or its foreign currency equivalent at the time) that shall be rendered against the Company or any Subsidiary and that shall not be waived, satisfied or discharged for any period of 30 consecutive days during which a stay of enforcement shall not be in effect; (g) any Subsidiary Guarantee ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guarantee) or any Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guarantee; certain events of bankruptcy, insolvency or reorganization affecting the Company or any of its Significant Subsidiaries.

------------
(1) Include only if a global note.

            If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency described in the Indenture, all outstanding Notes shall become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

      13. Trustee Dealings with Company. Subject to certain limitations, the Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee.

      14. No Recourse Against Others. No past, present or future director, officer, employee, incorporator or stockholder of the Company or of any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Indenture, the Notes, the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability.

      15. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

      16. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

      17. Governing Law. The internal law of the State of New York shall govern and be used to construe this Note without giving effect to applicable principals of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

          Option of Holder to Elect [Repurchase or](2012 Notes) Purchase

If you want to elect to have this Note [repurchased or](2012 Notes) purchased by the Company pursuant to Section [3.10 or](2012 Notes) 4.12 or 4.17 of the Indenture, check the box below:

            o     [Section 3.10](2012 Notes)     Repurchase Date:_______________

            o     Section 4.12

            o     Section 4.17

If you want to elect to have only part of the Note [repurchased or](2012 Notes) purchased by the Company pursuant to Section [3.10 or](2012 Notes) 4.12 or
Section 4.17 of the Indenture, state the amount you elect to have purchased:
$_____________________


Date:_______________________     Your Signature:________________________________
                                 (Sign exactly as your name appears on the Note)

                                 Tax Identification No.:
                                 --------------------------------------------


                                 SIGNATURE GUARANTEE:


                                 ----------------------------------------

                                 Signatures must be guaranteed by an
                                 "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP.

                       Assignment Form

To assign this Note, fill in the form below:


(I) or (we) assign and transfer this Note to


--------------------------------------------------------------------------------
            (Insert assignee's social security or other tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint
                       ---------------------------------------------------------
as agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

--------------------------------------------------------------------------------

Date: ______________
                                 Your Signature:
                                                --------------------------------
                                 (Sign exactly as your name appears on the face of this Note)

                                 Signature Guarantee:
                                                      --------------------------

              SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

              The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                                                                       Principal Amount
                            Amount of                                 of this Global Note       Signature of
                           decrease in         Amount of increase       following such      authorized signatory
                        Principal Amount      in Principal Amount        decrease (or           of Trustee or
Date of Exchange       of this Global Note    of this Global Note          increase)           Note Custodian
----------------       -------------------    -------------------          ---------           --------------


                                    EXHIBIT B

                          FORM OF NOTATION OF GUARANTEE

              For value received, each Guarantor (which term includes any successor Person under the Indenture), jointly and severally, unconditionally guarantees, to the extent set forth in the Indenture and subject to the provisions in the Indenture, dated as of August 30, 2006 (the "Indenture"), among HARBIN ELECTRIC, INC., as issuer (the "Company"), the Guarantors listed on the signature pages thereto and THE BANK OF NEW YORK, a New York banking corporation, as trustee (the "Trustee"), (a) the due and punctual payment of the principal of, premium, if any, and interest on the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal and premium, if any, and, to the extent permitted by law, interest and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article 9 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee. This Guarantee is subject to release as and to the extent set forth in Section 9.05 of the Indenture. Each Holder of a Note, by accepting the same agrees to and shall be bound by such provisions. Capitalized terms used herein and not defined are used herein as so defined in the Indenture.

                                       ADVANCED ELECTRIC MOTORS,  INC.

                                       By:__________________________
                                            Name:
                                            Title:

                                    EXHIBIT C

                         FORM OF CERTIFICATE OF TRANSFER

Harbin Electric, Inc.
No. 9 Ha Ping Xi Lu, Ha Ping Lu Ji Zhong Qu
Harbin Kai Fa Qu
Harbin 150060
P.R. China

The Bank of New York
101 Barclay Street  Floor 21W
New York , NY 10286
U.S.A.
Attn: Global Finance Unit

            Re: GUARANTEED SENIOR SECURED FLOATING RATE NOTES DUE [2012][2010]

            Reference is hereby made to the Indenture, dated as of August 30, 2006 (the "Indenture"), among HARBIN ELECTRIC, INC., as issuer (the "Company"), the Guarantors party thereto and THE BANK OF NEW YORK, a New York banking corporation, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                  ___________________, (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] in the principal amount of $___________ (the "Transfer"), to ___________________________ (the
"Transferee"). In connection with the Transfer, the Transferor hereby certifies that:

                             [CHECK ALL THAT APPLY]

            |_| 1. Check if Transferee will take delivery of a beneficial interest in the Global Note or a Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(a) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Distribution Compliance Period (as defined in Regulation S under the Securities Act), the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the legend printed on the Global Note and/or the Definitive Note and in the Securities Act.

            |_| 2. Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904 and in compliance with the transfer provisions contained in the Indenture and any applicable blue sky securities laws of any State of the United States.

              This certificate and the statements contained herein are made for your benefit and the benefit of the Company.


                                       -----------------------------------------
                                          [Insert Name of Transferor]


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                       Dated:  ______________________